As filed with the Securities and Exchange Commission on August 6, 2004 An Exhibit List can be found on page II-9. Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

___________________________
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

VENTURES-NATIONAL INCORPORATED
(Name of small business issuer in its charter)

Utah (State or other Jurisdiction of Incorporation or Organization)	3672 (Primary Standard Industrial Classification Code Number)	87-0433444 (I.R.S. Employer Identification No.)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(510) 824-1200
(Address and telephone number of principal executive offices and principal place of business)

Kenneth L. Shirley, Chief Executive Officer
44358 Old Warm Springs Boulevard
Fremont, California 94538
(510) 824-1200
(Name, address and telephone number of agent for service)

___________________________
Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)
___________________________

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
___________________________
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.001 par value issuable upon conversion of the Convertible Notes	7,312,500	$0.465 (2)	$3,400,312.50	$430.82
Common Stock, $.001 par value issuable upon exercise of Warrants	2,550,000	$0.50 (3)	$1,275,000.00	$ 161.54
Total	9,862,500		$4,675,312.50	$592.36

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on August 3, 2004, which was $0.465 per share.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $0.50.

_______________________________________

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_______________________________________________________________________________________

Preliminary Prospectus	Subject To Completion, Dated August 6, 2004

The information in this prospectus is not complete and may be changed.

VENTURES-NATIONAL INCORPORATED
9,862,500 Shares of
Common Stock

          This prospectus relates to the resale by the selling stockholders of up to 9,862,500 shares of our common stock, including up to 7,312,500 shares of common stock underlying convertible notes in a principal amount of $2,250,000 and up to 2,550,000 issuable upon the exercise of common stock purchase warrants. The convertible notes are convertible into our common stock at $0.40. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

          We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants or options that may be exercised by the selling stockholders, if any. We will pay the expenses of registering these shares.

          Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "TTGH." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on August 3, 2004, was $0.45.

____________________

Investing in these securities involves significant risks.
See "Risk Factors" beginning on page 3.

____________________

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2004.

          The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Ventures-National Incorporated with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PROSPECTUS SUMMARY

Our Business

          We are a fabrication service provider of time sensitive, high tech, prototype and pre-production printed circuit boards, providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. We operate through our wholly-owned subsidiaries Titan PCB West, Inc., which we acquired through a merger on August 30, 2002, and Titan PCB East, Inc., the assets of which we acquired from Eastern Manufacturing Corporation on February 28, 2003.

          For the three months ended May 31, 2004, we generated revenues of $4,727,000 and had a net loss of $1,550,000. In addition, for the year ended August 31, 2003, we generated revenues of $10,204,672 and had a net loss of $6,500,428.

         Our principal offices are located at 44358 Old Warm Springs Boulevard, Fremont, California 94538, and our telephone number is (510) 824-1200. We are a Utah corporation.

The Offering

Common stock offered by selling stockholders......................

Common stock to be outstanding after the offering.................

Use of proceeds..............................................................................

Over-The-Counter Bulletin Board Symbol...................................

Up to 9,862,500 shares, including the following:

 - up to 7,312,500 shares of common stock underlying convertible notes in the principal amount of $2,250,000 (includes a good faith estimate of the shares underlying the variable interest rate), and

-  2,550,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.50 per share.

This number represents 28.54% of our current outstanding stock.

Up to 34,561,805 shares

We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

TTGH

          The above information regarding common stock to be outstanding after the offering is based on 24,699,305 shares of common stock outstanding as of August 3, 2004 and assumes the subsequent conversion of our issued convertible notes and exercise of warrants by our selling stockholders.

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with one accredited investor on March 30, 2004 for the sale of (i) $750,000 in convertible notes and (ii) warrants to buy 750,000 shares of our common stock. On June 29, 2004, we amended the Securities Purchase Agreement with the accredited investor for the additional sale of (i) $1,500,000 in convertible notes and (ii) warrants to buy 1,800,000 shares of our common stock.

          This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

          Each of the convertible notes accrues interest at a rate per annum equal to the greater of

          - the prime rate published in The Wall Street Journal plus 3%; or

          - 7%.

          subject to possible downward adjustment if:

- we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and

- the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such convertible notes exceeds the then applicable fixed conversion price by 25 basis points (0.25), in which event the interest rate for the succeeding calendar month shall automatically be reduced by 25 basis points (0.25). Each of the Notes has a maturity date of March 30, 2007.

          The outstanding principal and accrued interest under each convertible notes is convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.40 per share. Each convertible notes may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of common stock if and to the extent the average closing price of the common stock is greater than 110% of the conversion price for at least 5 consecutive trading days, subject to certain limitations.

          The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

          See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible notes.

IMPORTANT NOTE CONCERNING OUR FINANCIAL CONDITION AND BUSINESS

          Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations.

          Our management estimates that our projected cash flow from operations, plus our cash reserves and available borrowing capacity under our credit facilities, will be sufficient to permit us to continue our current level of operations for at least 12 months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses during calendar year 2005. We intend to use these sources of funds, as well as others in the event that they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although there can be no assurance these funds will be available in the amounts or at the times we require.

          For more information on this matter, you should review our financial statements, which begin on page F-1 of this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 18.

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          You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(In thousands, except share and per share data)

          The following table sets forth selected statement of operations data for the nine months ended May 31, 2004 and 2003, years ended August 31, 2003 and 2002 and selected balance sheet data as of May 31, 2004 and August 31, 2003. The aforementioned selected statement of operations data and selected balance sheet data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The data for the years ended August 31, 2003 and 2002 is derived from our financial statements and related notes included in this prospectus audited by Stonefield Josephson, Inc., our independent auditors.

STATEMENT OF OPERATIONS DATA (Amounts in thousands, except per share and share amounts):

	NINE MONTHS ENDED MAY 31,		FISCAL YEARS ENDED AUGUST 31,
	2004	2003	2003	2002
Net Sales Income (loss) from operations Net income (loss) Net income (loss) per share: Basic and diluted Number of weighted average shares: Basic and diluted	$11,976 (3,111) ($5,550) ($0.32) 17,042,738	$ 7,615 (3,355) ($3,567) ($0.30) 11,707,797	$10,205 (6,047) ($6,500) ($0.52) 12,398,023	$ 8,321 (1,272) ($1,731) ($0.26) 6,615,598

BALANCE SHEET DATA:	AS OF MAY 31, 2004 (UNAUDITED)		AS OF AUGUST 31, 2003
Cash Working capital (deficit) (1) Total assets Total current liabilities Long-term debt and capitalized lease obligations, less current portion Total stockholders' equity (deficit)	$ 154 1,034 7,337 3,180 424 $ 3,733		$ 97 (3,574) 5,143 5,773 486 ($1,117)
(1) Defined as total current assets minus total current liabilities. 4

RISK FACTORS

          This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

          Since recommencing our development stage activities, and Titan PCB West, since inception, have not generated profits. We experienced net losses for the years ended August 31, 2003 and 2002 of $6,500,428 and $1,730,801, respectively. For the nine months ended May 31, 2004, we incurred a net loss of $5,550,000. Moreover, we will need to increase significantly our operating expenses to implement our business plan. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

          We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations and capital expenditures for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

          In their report dated December 2, 2003, our independent auditors stated that our financial statements for the year ended August 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our working capital deficit of $3,574,211 and an accumulated deficit of $8,208,979 as of August 31, 2003. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Limited Operating History Does Not Afford Investors a Sufficient History on Which to Base an Investment Decision.

          We were incorporated in 1985 and had no material operations between 1990 and early 2000. We recommenced our development stage in early 2000, and had no material operations from such time until as we acquired Titan PCB West, Inc., which we acquired through our merger with Titan PCB West on August 30, 2002. Titan PCB West's predecessor, SVPC, commenced its operations in July 2001. Accordingly, we have a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the limited circuit board industry. Such risks include the following:

        o competition;

          o need for increased acceptance of products;

          o ability to continue to develop and extend our brand identity;

          o ability to anticipate and adapt to a competitive market;

          o ability to effectively manage rapidly expanding operations;

          o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;

          o ability to provide superior customer service; and

          o dependence upon key personnel.

          We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected. Information regarding all our past operations prior to the merger with Titan PCB West can be found in our reports and registration statements that have been previously filed with the Securities and Exchange Commission.

If We Are Unable to Retain the Services of Messrs. Shirley and Kennedy or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

          Our success depends to a significant extent upon the continued service of Mr. Kenneth L. Shirley, our Chief Executive Officer and Mr. Stephen Saul Kennedy, our Vice President - Sales for Titan PCB West. Loss of the services of Messrs. Shirley or Kennedy could have a material adverse effect on our growth, revenues, and prospective business. We have entered into employment agreements with Messrs. Shirley and Kennedy, however we may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. We do not maintain key-man insurance on the life of Messrs. Shirley or Kennedy. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We Are Dependent Upon a Small Number of Customers For a Large Portion of Our Net Sales, and a Decline in Sales to Major Customers Could Materially Adversely Affect Our Results Of Operations.

          A relatively small number of customers are responsible for a significant portion of our net sales. For the years ended August 31, 2003 and 2002, ten customers accounted for 30% and 41% of our revenue and net sales, respectively. No single customer accounted for 10% or more of our net sales. Our principal customers may not continue to purchase products from us at past levels, and we expect a significant portion of our net sales will continue to be generated by a small number of customers. Our customer concentration could increase or decrease depending on future customer requirements, which will depend in large part on market conditions in the electronics industry segments in which our customers participate. The loss of one or more major customers or a decline in sales to our major customers could significantly harm our business and results of operations. In addition, we generate significant accounts receivable in connection with providing services to our customers. If one or more of our significant customers were to become insolvent or were otherwise unable to pay for the services provided by us, our business, prospects, financial condition, and results of operations will be materially and adversely affected.

Our Financial Results May Fluctuate From Period to Period as a Result of Several Factors Which Could Adversely Affect Our Stock Price.

          Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. Because of our limited operating history we believe that period to period comparisons of our operating results may not be a good indication of future performance. It is possible that our future operating results may be below the expectations of investors or market analysts. If this occurs, our stock price may decrease. Factors that will impact our financial results include:

          o the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;

          o our introduction of new products or services or by our competitors;

          o pricing changes in the PCB manufacturing or assembly industries;

          o technical difficulties with respect to the use of our products;

          o regulatory changes; and

          o general economic conditions and economic conditions specific to the PCB manufacturing industry.

          As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our Results of Operations are Subject to Fluctuations and Seasonality in the Demand For PCBs, and Because Many of Our Operating Costs are Fixed, Even Small Revenue Shortfalls Would Materially Decrease Our Gross Margins.

          Our results of operations vary for a variety of reasons, including:

          o timing of orders from and shipments to major customers;

          o the levels at which we utilize our manufacturing capacity;

          o changes in the pricing of our products or those of our competitors;

          o changes in our mix of revenue generated from quick-turn versus standard lead time production;

          o expenditures or write-offs related to acquisitions; and

          o expenses relating to expanding our existing manufacturing facilities.

          A significant portion of our operating expenses is relatively fixed in nature and planned expenditures are based in part on anticipated orders. Accordingly, even a relatively small revenue shortfall would materially decrease our gross margins. In addition, depending on the patterns in the capital budgeting and purchasing cycles of our customers and our end-markets served and the seasonality of the computer industry generally, our sales may be subject to seasonal fluctuation. Such seasonal trends may cause fluctuations in our quarterly operating results in the future. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of investors. If this occurs, our ability to raise future equity financing from existing or new investors, and our ability to borrow further under our credit facilities, may be materially adversely impacted.

Because We Sell on a Purchase Order Basis, We are Subject to Uncertainties and Variability in Demand by Our Customers, Which Could Decrease Revenue and Materially Adversely Affect Our Operating Results.

          We sell to customers on a purchase order basis rather than pursuant to long-term contracts and, consequently, our net sales are subject to short-term variability in demand by our customers. Customers submitting a purchase order may cancel, reduce or delay their order for a variety of reasons. The level and timing of orders placed by our customers vary due to:

          o customer attempts to manage inventory;

          o changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of PCB manufacturers used or to manufacture their own products internally; and

          o variation in demand for our customers' products.

          Because we process customer orders on a "quick-turn" basis, we do not typically have more than a two-week backlog of customer orders at any one time, and therefore cannot easily predict future revenues. Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected. Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected.

If We Experience Excess Capacity Due to Variability in Customer Demand, Our Gross Margins May Fall.

          We generally schedule our quick-turn production facility at less than full capacity to retain our ability to respond to unexpected additional quick-turn orders. However, if these orders are not made, we may forego some production and could experience excess capacity. When we experience excess capacity, our sales revenue may be insufficient to fully cover our fixed overhead expenses and our gross margins will fall. Conversely, we may not be able to capture all potential revenue in a given period if our customers' demands for quick-turn services exceeds our capacity during that period.

We Are in the Process of Expanding Our Business Into New Products and Services and May Not be Able to Compete Effectively With Other Companies Who Have Been in These Businesses Longer Than We Have.

          We are in the process of expanding our business operations to include rigid-flex and back-plane assembly operations. We will be competing with companies that have substantially greater financial and manufacturing resources than we have and who have been providing these services longer than us. We may not be able to successfully compete on this basis with more established competitors.

If We Cannot Successfully Manage Expansion of Our Existing Operations and any Future Growth, We Will Experience an Adverse Effect on Our Results of Operations.

          We are expanding our product offerings to include rigid-flex back-plane assemblies. We are also engaged in an ongoing strategy of growth through acquisition. To manage the expansion of our operations and any future growth, we will be required to:

          o improve existing and implement new operational, financial and management information controls, reporting systems and procedures;

          o hire, train and manage additional qualified personnel;

          o expand our direct and indirect sales channels; and

          o effectively transition our relationships with our customers, suppliers and partners to operations under our Titan brand.

Our Strategy of Growth Through Acquisition is Inherently Risky.

          As part of our business strategy, we expect that we will continue to grow by pursuing acquisitions, assets or product lines that complement or expand our existing business. We are currently focusing on integrating our acquisitions made to date and do not have any existing agreements or arrangements relating to any additional acquisitions. However, our management is regularly evaluating marketplace opportunities in our industry, including possible asset or share acquisitions to see if they would fit into our growth strategy.

          Our acquisition of companies and businesses and expansion of operations involve risks, including the following:

          o the potential inability to identify the companies best suited to our business plan;

          o the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economics of scale or other expected value;

          o difficulties in managing production and coordinating operations at new sites;

          o the potential need to restructure, modify or terminate customer relationships of the acquired company; and

          o loss of key employees of acquired operations.

          The occurrence of any one or more of these risks could result in a material adverse effect on our operations.

Our Strategy of Growth Through Acquisitions May Result in Dilutive Issuances of Equity Securities or the Incurrence of Additional Debt.

          Future acquisitions may be made through the issuance of additional shares of our capital stock. Holders of our common stock are subject to the risk of substantial dilution to their interests as a result of any such issuances. In addition, although we try to avoid any incurrence of indebtedness in connection with acquisitions, any such incurrence of additional debt by us, in light of our current high-level of indebtedness, may not be sustainable.

Average Selling Prices of Our Products May Decrease Which Could Result in a Decrease in Our Gross Margins and Unit Volume Sales.

          The average selling prices for our products may be lower than expected as a result of competitive pricing pressures, technological advances and customers who negotiate price reductions. A majority of our revenues are generated from the networking, high-end computing and computer peripherals segments of the electronics industry, which is characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. Furthermore, these segments are subject to economic cycles and have experienced in the past, and are likely to experience in the future, recessionary periods. A recession or any other event leading to excess capacity or a downturn in these segments of the electronics industry could result in intensified price competition, a decrease in our gross margins and unit volume sales and materially affect our business, prospects, financial condition and results of operations. Historically, the trend in our industry has been for prices to decrease as technological innovations become widespread.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

          The PCB manufacturing industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

We Compete Against Manufacturers in Asia Where Production Costs Are Lower. These Competitors May Gain Market Share in Our Market Segment For Higher Technology PCBs, Which May Have an Adverse Effect On the Pricing of Our Products.

          We may be at a competitive disadvantage with respect to price for volume production when compared to manufacturers with lower cost facilities in Asia and other locations. We believe price competition from PCB manufacturers in Asia and other locations with lower production costs may play an increasing role in the market for volume production. We currently have a partnership with a company that has offshore facilities in lower cost locations, such as Asia. While historically our competitors in these locations have produced less technologically advanced PCBs, they continue to expand their technology to include higher technology PCBs. In addition, fluctuations in foreign currency exchange rates may benefit these offshore competitors. As a result, these competitors may gain market share in the market for higher technology PCBs, which may force us to lower our prices, reducing our revenue, gross profit, and cash flow from operations.

If We Are Unable to Respond to Rapid Technological Change and Process Development in the PCB Manufacturing Industry, We May Not be Able to Compete Effectively.

          The market for PCBs is characterized by rapidly changing technology and continual implementation of new production processes. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products that meet changing customer needs and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. We expect that the investment necessary to maintain our technological position will increase as customers make demands for products and services requiring more advanced technology on a quicker turnaround basis. In light of our current financial condition, we may not be able to borrow additional funds in order to respond to technological changes as quickly as our competitors. In addition, the PCB industry could encounter competition from new or revised manufacturing and production technologies that render existing manufacturing and production technology less competitive or obsolete. We may not respond effectively to the technological requirements of the changing market. If we need new technologies and equipment to remain competitive, the development, acquisition and implementation of those technologies and equipment may require us to make significant capital investments. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

We Rely on Suppliers for the Raw Materials Used in Manufacturing Our PCBs

          We currently order the raw materials that we use in the manufacture of PCBs from a limited number of preferred suppliers. Although we believe that the materials we use are generally readily available in the open market and numerous other suppliers of such materials exist, any disruption of the supply of such raw materials could have a material adverse effect on our operations.

There May be Shortages of Raw Materials Which Could Cause Us to Curtail Our Manufacturing or Incur Higher Than Expected Costs.

          To manufacture our PCBs, we use raw materials such as laminated layers of fiberglass, copper foil and chemical solutions which we order from our suppliers. Although we have preferred suppliers for most of our raw materials, the materials we use are generally readily available in the open market and numerous other potential suppliers exist. However, from time to time manufacturers of products that also use these raw materials increase their demand for these materials and, as a result, the prices of these materials increase. During these periods of increased demand, our gross margins decrease as we have to pay more for our raw materials.

Our Manufacturing Process Depends on the Collective Industry Experience of Our Employees in Our Industry. If These Employees Were to Leave Us and Take This Knowledge With Them, Our Manufacturing Process May Suffer and We May not be Able to Compete Effectively.

          Except to the extent enjoyed by virtue of our license rights to Coesen's proprietary HVRFlex Process, we do not have patent or trade secret protection for our manufacturing process, but instead rely on the collective experience of our employees in the manufacturing process to ensure we continuously evaluate and adopt new technologies in our industry. As of July 15, 2004, we had 157 employees, of whom 136 were involved in manufacturing and engineering. Although we are not dependent on any one employee, if a significant number of our employees involved in our manufacturing process were to leave our employment and we were not able to replace these people with new employees with comparable experience, our manufacturing process may suffer as we may be unable to keep up with innovations in the industry. As a result, we may not be able to continue to compete effectively.

Our Patent and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

          We believe that our patents, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain patents. We cannot assure that the actions we have taken to establish and protect these patents and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the patents and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, patents and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

We May be Exposed to Intellectual Property Infringement Claims by Third Parties Which Could be Costly to Defend, Could Divert Management's Attention and Resources and, If Successful, Could Result in Liability.

          The PCB industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. In connection with our acquisition of assets from Eastern Manufacturing Corporation in February 2003, we were assigned Eastern Manufacturing Corporation's license rights to Coesen's HVRFlex Process for use in connection with our manufacture of rigid-flex PCBs. We do not have license rights, patent or trade secret protection for our other manufacturing processes, and we could be subject to legal proceedings and claims for alleged infringement by us of third party proprietary rights, such as patents, from time to time in the ordinary course of business. Although we are not aware of any infringement proceedings or claims against it, any claims relating to an alleged infringement, even if not meritorious, could result in costly litigation and divert management's attention and resources.

PCBs That We Manufacture May Contain Design or Manufacturing Defects, Which Could Result in Reduced Demand for Our Services and Liability Claims Against Us.

          We manufacture PCBs to our customers' specifications, which are highly complex and may contain design or manufacturing errors or failures despite our quality control and quality assurance efforts. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, our business reputation may be impaired. Since our products are used in products that are integral to our customers' businesses, errors, defects or other performance problems could result in financial or other damages to our customers, for which we may be legally required to compensate them. Although our purchase orders generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Although we have not yet been subject to any action or suit for design or manufacturing defects nor received any material complaints alleging design or manufacturing errors, we can provide no assurances that we will not receive any such complaints or be sued on such grounds in the future. Product liability litigation against us, even if it were unsuccessful, would be time consuming and costly to defend.

Our Failure to Comply With the Requirements of Environmental Laws Could Result in Fines and Revocation of Permits Necessary to Our Manufacturing Processes.

          Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because our manufacturing process uses and generates materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because we use hazardous materials and generate hazardous wastes in our manufacturing processes, we may be subject to potential financial liability for costs associated with the investigation and remediation of our own sites, or sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated. Even if we fully comply with applicable environmental laws and we are not directly at fault for the contamination, we may still be liable. The wastes we generate includes spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. We believe that our operations substantially comply in all material respects with all applicable environmental laws. However, any material violations of environmental laws by us could subject us to revocation of our effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, materially adversely affect our revenue and cause our common stock price to decline. Even if we ultimately prevail, environmental lawsuits against us would be time consuming and costly to defend. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violation. We operate in environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes or restrictions on discharge limits, emissions levels, material storage, handling or disposal might require a high level of unplanned capital investment and/or relocation. It is possible that environmental compliance costs and penalties from new or existing regulations may materially adversely affect our business, prospects, financial condition and results of operations.

One Principal Stockholders, Officers And Directors Will Own a Controlling Interest in Our Voting Stock And Investors Will Not Have Any Voice in Our Management.

          Upon completion of this offering our principal stockholders, officers and directors will, in the aggregate, beneficially own approximately 38.65% of our outstanding common stock. One stockholder, Irrevocable Children's Trust will hold approximately 31.86% of our outstanding common stock after the offering. David Marks, one of our directors, is one of two trustees of Irrevocable Children's Trust and has sole voting and dispositive authority with respect to the shares of stock held by Irrevocable Children's Trust. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

          o election of our board of directors;
          o removal of any of our directors;
          o amendment of our certificate of incorporation or bylaws; and
          o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

          As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Stockholders Should Not Expect Dividends.

          We have not paid dividends or other distributions and do not intend to pay dividends or other distributions for the foreseeable future, and we intend to reinvest all of our earnings in the development of our business. In addition, we may enter into agreements with lenders or other financing parties that restrict or prohibit the payment of dividends or other distributions. In particular, our credit facilities with Laurus Master Fund restrict our ability to pay dividends. Accordingly, no assurance can be given that we will pay any dividend or other distributions to the holders of our capital stock.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Notes, and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

          As of August 3, 2004, we had 24,699,305 shares of common stock issued and outstanding and convertible notes outstanding, excluding interest, which may be converted into 7,312,500 shares of common stock, and outstanding warrants to purchase 2,550,000 shares of common stock. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

          The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

          Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

          The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

    that a broker or dealer approve a person's account for transactions in penny stocks; and

    the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

          In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

    obtain financial information and investment experience objectives of the person; and
    make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

          The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

    sets forth the basis on which the broker or dealer made the suitability determination; and
    that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

          Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

          Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

          This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

DIVIDEND POLICY

          We have never paid cash or other dividends and do not expect to pay any cash or other dividends in the foreseeable future with respect to the common stock. Our future dividend policy will depend upon our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors. We presently intend to retain any earnings which we may realize in the foreseeable future to finance our growth. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

DILUTION

          The net tangible book value of our company as of May 31, 2004 was $3,706,000 or $0.1560 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of "Ventures-National Incorporated" (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Our net tangible book value will be impacted by the common stock to be issued upon the exercise of 2,550,000 warrants and 7,312,500 shares from the convertible notes payable being registered hereunder. If we assume the exercise of warrants and conversion of the convertible notes payable totaling 9,862,500 shares of common stock being registered hereunder, our net tangible book value as of May 31, 2004 would have been $7,856,000 (net of offering cost of $50,000) or $0.2337 per share. The exercise of these warrants and conversion of these convertible notes would represent an immediate increase in net tangible book value to existing stockholders of $0.0777 per share and an immediate dilution to new stockholders of $0.1922 per share.

The following table illustrates the per share dilution:
Weighted average exercise price per share
Net tangible book value per share before this offering
Increase attributable to new investors
Net tangible book value per share after this offering
Dilution per share to new stockholders	$0.1560 $0.0777	$0.4259 $0.2337 $0.1922

CAPITALIZATION

          The following table sets forth as of May 31, 2004, Ventures' actual capitalization and pro forma capitalization after giving effect to the issuance of 9,862,500 shares of common stock upon the conversion of notes payable and exercise of warrants being registered hereunder. This table assumes the 7,312,500 shares of common stock to be issued as a result of the conversion of notes payable of $2,250,000 at a conversion price of $0.40 per share and 2,550,000 shares of common stock to be issued upon the exercise of warrants held by Laurus Master Fund. The following proforma amounts reflect an offering cost of $50,000. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

May 31, 2004 (In Thousands)
	ACTUAL	PROFORMA
Current portion of long term debt
Line of credit
Short-term debt
Long-term debt, net of current portion
Stockholders' equity:
Common stock, $0.001 par value, 950,000,000 authorized,
23,751,043 (actual) and 33,613,543 (proforma) issued and outstanding
Additional paid-in capital
Deferred compensation
Accumulated deficit
Total stockholders' equity
Total capitalization	$ 336 564 233 424 24 18,104 (636) (13,759) 3,733 $ 5,290	$ 336 564 233 424 34 22,244 (636) (13,759) 7,883 $ 9,440

15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          Our common stock is quoted on the OTC Bulletin Board under the symbol "TTGH". Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of our common stock.

          For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

FY 2003 First Quarter (1) Second Quarter Third Quarter Fourth Quarter FY 2004 First Quarter Second Quarter Third Quarter Fourth Quarter (3)	High($) $ 3.50 2.50 2.40 1.80 $ 1.47 0.83 0.70 0.67	Low ($) $ 1.50 2.10 1.60 0.80 $ 0.60 0.42 0.39 0.40
(1) Our stock first traded on September 21, 2002. (2) Reflects a 30:1 reverse split on September 4, 2003. (3) As of August 3, 2004.

HOLDERS

          As of July 13, 2004, we had approximately 1,226 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

          We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Equity Compensation Plan Information

          We currently do not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

          Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

    discuss our future expectations;
    contain projections of our future results of operations or of our financial condition; and
    state other "forward-looking" information.

          We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

          We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical, PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our focus is on high quality niche Rigid and HVR Flex(TM) (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

          Our wholly-owned subsidiary Titan PCB West was incorporated on March 27, 2001 under the name Manufacturing Holding Corporation. On August 30, 2002, Titan PCB West was acquired by us through the merger of Titan EMS Acquisition Corp., our wholly owned subsidiary, with and into Titan PCB West. In connection with the merger with Titan PCB West, the stockholders of Titan PCB West received shares of our common stock. For financial reporting purposes, the merger with Titan PCB West has been treated as a reverse-merger, where Titan PCB West was the acquirer. Because the merger with Titan PCB West is treated as a purchase of Ventures-National Incorporated, the historical financial statements of Titan PCB West became our historical financial statements after the merger with Titan PCB West.

          We were inactive from 1990 until a court ordered annual meeting of the stockholders was duly called and held on March 9, 2000, at which a new Board of Directors was elected. At a special meeting of the newly constituted Board of Directors held April 20, 2000, the fiscal year was changed from February 28 in each year to June 30 in each year; and we once again became a developmental stage company, following our reinstatement as a corporation in good standing under the laws of the State of Utah.

          Effective February 22, 2002, we effected a reverse split of our outstanding common stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of common stock to 99,211 shares.

          On August 6, 2002, Titan PCB West acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan PCB West common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

          Beginning in 2001, SVPC began acquiring cutting edge technology equipment, processes, customer lists and orders from competitors unable to remain in business principally due to a severe market downturn and excessive levels of indebtedness. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of CSI pursuant to a combined approved bankruptcy court sale. After these acquisitions, Titan PCB West acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc.

           In connection with the contribution, certain consents had not been received as of the closing date. Titan PCB West and SVPC have agreed that if such agreements are not received or they are such that the value of the contribution is detrimentally affected, SVPC will return shares in an amount equal to the resulting damages based on a value of $1.50 per share.

          On August 6, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, a former executive officer and director, in exchange for 50,000 shares of Titan PCB West common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

           Effective August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger. In connection with the merger with Titan PCB West, our fiscal year was also changed from June 30 in each year to August 31 in each year.

          We transmitted the information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to our holders of record on September 5, 2002.

          Since the recommencement of our developmental stage in March 2000, and until completion of our acquisition of Titan PCB West in August 2002, we did not engage in any material business operations other than seeking potential acquisition or merger candidates, and as of August 30, 2002, we had no assets and had liabilities of $9,660.

          In connection with the merger with Titan PCB West, Titan EMS Acquisition merged with and into Titan PCB West through the exchange of 6,880,490 shares of our common stock for all of Titan PCB West's outstanding shares of common stock.

          Upon the effectiveness of the merger with Titan PCB West, the former executive officers resigned from their respective positions with us and the executive officers of Titan PCB West were duly elected as their successors as follows: David M. Marks became our Chairman of the Board, and Louis J. George became our President, Chief Executive Officer and Acting Treasurer. Mr. George has since resigned from all of his positions with us and Mr. James E. Patty became our President and Chief Executive Officer as of February 21, 2003. Mr. Marks resigned as Chairman of the Board on May 13, 2003 and Mr. Ciri was appointed the new Chairman. Mr. Patty resigned as President and Chief Executive Officer effective July 29, 2003 and Mr. Ciri was appointed as our Chief Executive Officer until January 1, 2004 when Mr. Shirley was appointed our new Chief Executive Officer. Mr. Andrew Glashow was appointed as our President, effective July 29, 2003 and resigned effective January 31, 2004. Mr. Ciri resigned as Chief Executive Officer effective December 31, 2003, and as Chairman of the Board on February 4, 2004. Our directors immediately prior to the effectiveness of the merger with Titan PCB West irrevocably resigned effective as of the close of business on September 15, 2002.

          Messrs. Jacobs and Weisberg resigned as directors, and Mr. George resigned as a director and from his position as our President and Chief Executive Officer, in each case effective on or around January 10, 2003, at which time Mr. George was appointed Managing Director of Operations for California, a position from which he later resigned as of April 15, 2003.

          On August 26, 2002, Forest Home Investors I, LLC and Phoenix Business Trust, lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home Investors I and Phoenix Business Trust, respectively.

          Immediately after the merger with Titan PCB West, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors of Wisconsin and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert our indebtedness into shares of common stock was initially determined by reference to our then contemplated offering price of Units (as defined below) to be issued in the Private Placement. On October 28, 2002, we revised the offering price to $0.75 per share of common stock. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of Wisconsin to provide for the issuance of 1,160,764 additional shares to Ohio Investors of Wisconsin and 68,667 additional shares of common stock to Irrevocable Children's Trust , to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The Shares related to the conversion of these debts were issued subsequent to August 31, 2002.

          Upon the effectiveness of the merger with Titan PCB West, we commenced the Private Placement pursuant to which we sold 2,792,567 shares of common stock in the Private Placement for net proceeds of $1,990,516. We also issued 332,557 as a company self imposed penalty on the timing of the registration of these shares.

          On February 27, 2003, through our wholly-owned subsidiary Titan PCB East, we acquired certain assets of Eastern Manufacturing Corporation, for approximately $513,160 in a foreclosure sale from Eastern Manufacturing Corporation's secured lender Eastern Bank. The results from Eastern Manufacturing Corporation's operations have been reflected in our financial statements from the date of acquisition. No goodwill resulted from this acquisition. For more information concerning the acquisition of assets from Eastern Manufacturing Corporation, see Note 3 under "Mergers and Acquisitions" to the consolidated financial statements for the years ended August 31, 2003 and 2002.

          Effective March 5, 2003, we purchased shares of common stock of Coesen Inc. representing 33.3% of its issued and outstanding shares of common stock from Mr. Howard Doane, the principal stockholder and an officer and director of Eastern Manufacturing Corporation, in exchange for 30,000 shares of common stock and $5,000 in cash. In connection with the share purchase, David M. Marks, one of our Directors, was elected to the Board of Directors of Coesen Inc. and Mr. Doane resigned as a director of Coesen Inc. In addition, Mr. Doane and the two other stockholders of Coesen Inc. entered into a stockholders agreement with Coesen Inc. dated as of March 5, 2003 pursuant to which they agreed not to take actions not in the ordinary course of business without our prior written consent.

          Management has devoted substantial time since the merger with Titan PCB West to the integration and reorganization of our various business units. We anticipate that this integration and reorganization of our business will continue to require substantial management resources for much of the fourth quarter of our fiscal year ending August 31, 2004 and that, as a result, we may not realize the anticipated economies of scale and scope, as well as the attendant improvements in our operating results, until possibly the next fiscal year.

          For the year ended August 31, 2003 and 2002, ten customers accounted for 30% and 41% of our sales, respectively. As of August 31, 2003, we had a working capital deficit of $3,574,211 and an accumulated deficit of $8,208,979. We generated sales of $10,204,672 and $8,321,292 for the years ended August 31, 2003 and 2002, respectively and incurred net losses of $6,500,428 and $1,730,801, respectively. In addition, during the years ended August 31, 2003 and 2002, net cash used in operating activities was $2,564,005 and $539,868.

          We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this prospectus do not represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our consolidated financial statements are costs based on the integration of the acquired companies and assets that comprise our operations. Accordingly, we believe that, at our current stage of operations period-to-period comparisons of results of operations are not meaningful.

Plan Of Operations

          Our business strategy is to:

          o target potential customers and industries needing prototype boards with required turnaround times of between 24 hours and the industry standard 10-days as well as preproduction needs requiring numerous types of materials;

          o aggressively market specialty manufacturing services for time sensitive, high-tech prototype and pre-production Rigid and HVR FlexTM (rigid-flex) PCBs to the high technology industry and cater to customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface whether for production or research and development;

          o expand our services to include rigid-flex combinations in order to diversify sources of revenue;

          o expand our sales through the marketing and manufacture of rigid-flex PCBs using the patented HVR Flex process available as a results of our acquisition of assets from Eastern Manufacturing Corporation in February 2003;

          o acquire and integrate strategic assets of companies producing time sensitive, high tech prototype and pre-production PCBs with other unique customers, technology or processes in order to accelerate entry into our target market;

          o acquire manufacturing facilities that have military certification or add value to our current time-sensitive manufacturing service business; and

          o develop and continuously improve fabrication and sales processes in order to improve margins and competitive pricing.

          We plan to add additional independent sales representatives to extend our selling capacity. Commission costs therefore will fluctuate depending on the origin of sales orders with our internal sales team or our independent sales representative organization. We also plan to increase our marketing expenditures. There are no assurances that additional independent sales representatives or increased marketing expenditures will increase our revenues.

          We expect our general and administrative costs to increase in future periods due to our operating as a public company whereby we will incur added costs for filing fees, increased professional services and insurance costs.

Accounting Principles; Anticipated Effect of Growth

          Below we describe a number of basic accounting principles which we employ in determining our recognition of revenues and expenses, as well as a brief description of the effects that we believe that our anticipated growth will have on our revenues and expenses in the future.

          We recognize sales upon shipment to our customers. We record net sales as our gross sales less an allowance for returns. As of May 31, 2004, we had approximately 360 customers. We provide our customers a limited right of return for defective PCBs and record an allowance against gross revenues for estimated returns at the time of sale based on our historical results. Because our customers quickly test the PCBs we manufacture for them, the majority of returns for defects occur within the first 15 days following shipment. At May 31, 2004, we provided an allowance for returns of $10,000. Actual returns may differ materially from our estimates, and revisions to the allowances may be required from time to time.

           We expect the number and complexity of PCBs we sell to fluctuate with the changes in demand from our customers and, the prices we charge our customers to fluctuate as a result of intense competition in the PCB industry and the current economic situation and its impact on the high technology market. Until industry conditions improve and demand increases, we expect that decreased average pricing will continue to negatively affect our sales.

          We expect sales to grow as we develop our reputation in our target market and as a result of our move to our facility in Fremont, California and the re-opening of our newly acquired facility in Amesbury Massachusetts. Management anticipates fluctuations in production as operations will be disrupted and in flux for a short period of time in connection with our move to Fremont, our re-opening of the Amesbury, MA facility, and as we establish our reputation, quality processes, and acquire certification with customers and certification agencies on both coasts as well as new customers across the US. Additional acquisitions will also increase sales as well as cause disruption as facilities, employees, and processes are integrated. We expect these fluctuations to be relatively short lived while expecting the sales growth to be more permanent with the variable of market demand as a condition.

           Future demand and product pricing will depend on many factors including product mix, levels of advanced technology, capacity utilization, competitive pressure in the PCB industry, and economic conditions affecting the markets we serve and the electronics industry in general. The current uncertainty regarding the level and timing of an economic recovery in our product markets and volatility in our customer forecasts continue to make our forecasting less reliable than in prior periods.

          In each case, our plan of operations anticipates that our internal growth, as well as acquisitions of competitors, shall materially contribute to our ability to increase our revenues as described above.

          Through May 31, 2004, our primary source of sales was from rigid bare-board manufacturing that provides time sensitive, high technology, and superior quality PCB's to the electronics industry at a competitive price. We are focused on higher layer counts and finer line production. Our sales have been derived from different areas including delivery of prototype/pre-prototype boards from 24 hours to 14-day standard time as well as pre-production with numerous types of materials. The essential element of our success, current and future, will be to service those customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface.

           In the future, Titan PCB West expects to receive sales from customers who need rigid-flex and increasingly complex rigid bare-board manufacturing that provides time sensitive, high technology, and superior quality PCBs. In addition, after an initial inspection and certification period, Titan PCB East and Titan PCB West intend to expand their sales focus to the military market place, which includes those vendors supplying the U.S. military with products in our target market.

          In June 2004, we completed the certification process of Military P31032 standards. We then joined a group of only eight companies qualified to build rigid-flex military product. We believe that this opens up a new market and plans to aggressively pursue new business as a result of this certification.

           Cost of sales consists of materials, labor, outside services and overhead expenses incurred in the manufacture and testing of our products. Many factors affect our gross margin, including, but not limited to, capacity utilization, production volume, production quality and yield. We do not participate in any long-term supply contracts and we believe there are a number of high quality suppliers for the raw materials we use. Our cost of goods, as a percentage of revenues, varies depending on the complexity of the PCBs we manufacture in any given period.

          Based upon our plan of operations, we anticipate that our cost of sales will increase as our sales increase, but that cost of sales as a percentage of net sales shall generally decrease for a period of time as our sales increase. We believe that the amount of the decrease of this percentage over the next several fiscal periods will be dependent in large part upon the source of the increase in sales. For example, an increase in our penetration in the existing market for our goods and services will permit us to increase sales at a low cost in part by causing us to utilize a greater portion of our existing manufacturing capacity, an expense which we already incur. On the other hand, an increase in our sales attributable to our offering a greater portfolio of products and services or an increase in the technology or complexity of products and services may result in less of a decrease in such percentage as such activities may initially be less efficient than our existing operations.

          Included in cost of sales is overhead which is relatively fixed on an annual basis. Materials are variable and labor is semi-variable and are influenced by the complexity of orders as well as the quantity of orders. As our business is continually changing with regard to the type of product produced, we plan to implement broader use of production systems to control the overtime in production as well as the use of materials in production. We anticipate that these systems will assist in the pricing of its products with the objective to be more competitive and profitable in our target market.

           We intend to continue to expand and upgrade our production capability as well as our production systems and processes and the financial systems interface in order to better manage material, labor and overhead costs.

          Our operating expenses for the nine months ended May 31, 2004 and the years ended August 31, 2003 and August 31, 2002 are comprised of marketing, general and administrative, restructuring costs, and costs related to mergers and acquisitions, as well as the cost of developing operating facilities. All restructuring costs and costs related to mergers and acquisitions, as well as the cost of developing operating facilities and moving costs incurred have been accounted for in the fiscal years ended August 31, 2003 and 2002.

          Selling and marketing expenses consist primarily of salaries and commissions paid to our internal sales team, commissions paid to independent sales representatives and costs associated with advertising and marketing activities. We expect our selling and marketing expenses to fluctuate as a percentage of sales as we add new personnel, develop new independent sales representative channels and advertise our products and company.

          We intend to expand our direct, indirect and distributed channels sales plan in order to best utilize our newly acquired HVR Flex(TM) (rigid-flex) manufacturing capability as a result of our acquisition of the assets from Eastern Manufacturing Corporation as well as our geographic expansion in rigid bare board products.

          General and administrative expenses include all corporate and administrative functions that serve to support our current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries and benefits, travel, network administration and systems/data processing, training, rent/leases and professional services. We expect these expenses to fluctuate as a percentage of sales as we expand our business. We intend to expand our customer and sales support operation in order to support the increased complexity and volume of our PCB business and our anticipated use of indirect sales. We do not expect a material increase in sales and marketing expense that is not consistent with an increase in sales over a reasonable period of time. We anticipate our sales and marketing costs to fluctuate as a percentage of sales due to the addition of sales personnel and various marketing activities planned throughout the year.

          For the years ended August 31, 2003 and 2002, restructuring costs include loss on disposal of SID and write-off of capitalized cost related to this product line while merger costs related primarily to professional and consulting cost in connection with the Ventures/Titan merger. We also incurred costs in relation to moving our manufacturing and assembling plants. As a part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger costs in the future.

          Interest expense, including finance charges, relates primarily to our $640,000, 24% note used for the purchase of Eastern Manufacturing Corporation, an accounts receivable and inventory line of credit with an entity owned by a former member of our board of directors, an accounts receivable line of credit, convertible notes payable, and a term loan secured by the equipment of Titan PCB East. We expect interest expenses to increase due to the increase of borrowings from Laurus Master Fund.

Results Of Operations

          The following table sets forth income statement data for nine months ended May 31, 2004 and 2003 and the fiscal years ended August 31, 2003 and 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Nine Months Ended		Fiscal Years Ended
	05/31/04	05/31/03	08/31/03	08/31/02
Net sales Cost of sales Gross profit Operating expenses: Sales and marketing General and administrative Total operating expenses Operating income/(loss) Interest expense Miscellaneous Net loss	100.0% 87.3 12.7 8.8 29.9 38.7 (26.0) (22.0) 1.7 (46.3)	100.0% 92.4 7.6 12.1 39.5 51.6 (44.0) (3.9) 1.1 (46.8)	100.0% 94.0 6.0 12.1 53.2 65.3 (59.3) (5.5) 1.1 (63.7)	100.0% 85.1 14.9 10.2 20.0 30.2 (15.3) (5.8) 0.3 (20.8)

Nine Months Ended May 31, 2004 Compared to the Nine Months Ended May 31, 2003

Net Sales

          Net sales increased by $4,361,000 or 57.3% from $7,615,000 in the nine months ended May 31, 2003 to $11,976,000 in the nine months ended May 31, 2004. This increase resulted primarily from the sales achieved from our acquisition of Eastern Manufacturing Corporation, which occurred in February 2003. Due to the timing of this acquisition the sales during this time period is non-comparable. On a comparable basis our sales increased $1,505,000 or 24.4% during the nine month period ended May 31, 2004 as compared to the nine month period ended May 31, 2003. This increase is mainly due to an increase in customers as we aggressively seek an enhanced customer base.

Cost Of Sales

          Cost of sales increased $3,414,000, or 48.5%, from $7,037,000 in the nine months ended May 31 2003 to $10,451,000 in the nine months ended May 31, 2004. As a percentage of sales, these costs decreased from 92.4% of sales in the nine months ended May 31, 2003 to 87.3% of sales in the nine months ended May 31, 2004. The decrease in cost of sales % resulted from a greater direct margin received from products sold, partially offset from higher overhead costs associated with the Eastern Manufacturing Corporation acquisition mentioned above. This decrease as a percent of sales is expected to favorably increase as there are a number of fixed costs that will not adjust at the same rate as the projected increase in sales.

Gross Profit

          Gross profit increased by $947,000 or 163.8%, from $578,000 in the nine months ended May 31, 2003 to $1,525,000 in the nine months ended May 31, 2004. The increase in gross profit resulted primarily from the higher margin products being shipped from the West. In the West, most of our products are quick turn (3 - 5 business day turnaround) and as such normally carry higher margins. The direct margin increased from 53.2% in the nine months ended May 31, 2003 to 54.8% in the nine months ended May 31, 2004. This increase in direct margin coupled with the 57.3% sales increase greatly contributed to the gross profit increase.

Operating Expenses

          Sales and marketing expenses increased by $135,000, or 14.6%, from $922,000 in the nine months ended May 31, 2003 to $1,057,000 in the nine months ended May 31, 2004. As a percentage of sales, sales and marketing expense decreased from 12.1% of sales in the nine months ended May 31, 2003 to 8.8% of sales in the nine months ended May 31, 2004. The dollar increase was due to the addition of sales personnel in our West division as well as additional sales personnel acquired with the purchase of Eastern Manufacturing Corporation.

          General and administrative expenses increased by $568,000 or 18.9%, from $3,011,000 in the nine months ended May 31, 2003 to $3,579,000 in the nine months ended May 31, 2004. . This increase was due to the amortization of the unamortized portion of the fair value of warrants granted to the former Chief Executive Officer and President in the amount of $1,373,000 who departed during the quarter ended February 29, 2004. This was offset by the $541,000 lower amortization of stock issued for professional services in the nine months ended May 31, 2003. This was also offset by the $140,000 expense incurred in the nine months ended May 31, 2003 related to a lawsuit filed by a former employee. This lawsuit was settled for $85,000 in the nine months ended May 31, 2004.

Interest Expense

          Interest expense increased by $2,343,000, or 783.6%, from interest expense of $299,000 in the nine months ended May 31, 2003 to $2,642,000 in the nine months ended May 31, 2004. As a percentage of sales, interest expense increased from 3.9% of sales in the nine months ended May 31, 2003 to 22.1% of sales in the nine months ended May 31, 2004. In the nine months ended May 31, 2004, interest expense related primarily to interest expense of $540,000 associated with a loan from a shareholder on extremely high interest and related financing cost which was retired as part of the Laurus Master Fund transaction, the expense of $1,759,000 related to the beneficial conversion costs and warrant amortization of the convertible debt issued during the nine months ended May 31, 2004.

Miscellaneous

          Miscellaneous income increased by $116,000 from $87,000 in the nine months ended May 31, 2003 to $203,000 in the nine months ended May 31, 2004. In the nine months ended May 31, 2004, we recorded a gain on settlement of an existing capitalized lease obligation offset by penalties incurred in the early retirement of existing debt when we entered into the favorable Laurus Master Fund transaction.

Year Ended August 31, 2003 Compared To The Year Ended August 31, 2002

Net Sales

          Sales increased by $1,883,380 or 22.6% from $8,321,292 in the year ended August 31, 2002 to $10,204,672 in the year ended August 31, 2003. This increase resulted primarily from the sales achieved in our latest acquisition of Eastern Manufacturing Corporation of $2,402,615. This was offset by a decrease in average pricing as a result of product mix changes, competitive pressures on pricing for both quick-turn and volume orders resulting from the overall decline in the electronics industry, and a lower level of premium revenue. While we see some stabilization in pricing as competitors are unable to effectively compete and are being forced to close, we expect this situation to continue for the near future. As a result of a smaller number of competitors, we are currently experiencing a rebound in sales orders.

Cost Of Sales

          Cost of sales increased $2,508,350, or 35.4%, from $7,079,941 in the year ended August 31, 2002 to $9,588,291 in the year ended August 31, 2003. The increase in cost of sales resulted from a greater number of PCBs sold, process inefficiencies, and an increase in labor costs primarily due to inefficiencies incurred during the transition between the new facility in Fremont and the facility in Santa Clara and the opening of the Amesbury, MA facility. During the first part of the year gross margins on our products did not meet our expected level and we have adapted our pricing accordingly and expect to achieve higher gross margins in the future. As a percentage of sales, cost of sales increased from 85.1% of sales in the year ended August 31, 2002 to 94.0% of sales in the year ended August 31, 2003. Such increase was caused by the reduction of prices for the PCBs as well as the reasons described above, the inefficiencies that we experienced in our acquisition of Eastern Manufacturing Corporation in February 2003. and the increase in labor and inefficiencies that we experienced in relocating our California manufacturing facilities from Santa Clara to Fremont. We believe we have identified and fixed most of the inefficiencies in our Eastern Manufacturing Corporation division and expect the division to begin to be profitable in the first half of fiscal 2004. We also have successfully completed the transition of our California manufacturing facilities from Santa Clara to Fremont.

Gross Profit

          Gross profit decreased by $624,970 or 50.3%, from $1,241,351 in the year ended August 31, 2002 to $616,381 in the year ended August 31, 2003. The decrease in gross profit resulted primarily from a greater volume of PCBs produced at decreased prices as well as the increased labor costs primarily due to inefficiencies incurred during the transition between the new facility in Freemont and the facility in Santa Clara, and inefficiencies in process management especially in our newly acquired division. Our gross profit was 14.9% of sales in the year ended August 31, 2002 compared to 6.0% of sales in the year ended August 31, 2003. The impact of the increases in sales was also mitigated by various costs relating to materials, production personnel, production processes and overhead expenses not in place in the preceding comparable period. We expect our gross profit to fluctuate as a percentage of sales based on the demand from our customers which affects our costs and volatility in prices we charge our customers due to intense competition in the PCB industry.

Sales And Marketing

          Sales and marketing expenses increased by $384,363, or 45.1%, from $851,444 in the year ended August 31, 2002 to $1,235,807 in the year ended August 31, 2003. As a percentage of sales, sales and marketing expense increased from 10.2% of revenue in the year ended August 31, 2002 to 12.1% of sales in the year ended August 31, 2003. This increase was primarily due to the addition of sales personnel in fiscal year 2003 in our California location as well as the additional sales personnel upon the acquisition of Eastern Manufacturing Corporation.

General And Administrative Expenses

          General and administrative expenses increased $2,792,888 or 224.9% from $1,241,777 in the year ended August 31, 2002 to $4,034,665 in the year ended August 31, 2003. These expenses mainly increased as a result of the personnel and associated benefits and expenses of our new East coast facility in Amesbury, MA ($672,330) as well as costs associated with our initial year of our being a public company and the promotion and exposure associated therewith such as professional fees. These expenses also included expenses incurred by our largest shareholder on our behalf. We also paid rent and other administrative expenses for both the Santa Clara building and Fremont building during the transition period of the move.

Restructuring Costs

          Restructuring costs included expenses for setup and eventual sale of our SID product-line of $579,456.

Merger Costs

          During the year ended August 31, 2003, we incurred merger costs of $649,139 or 6.4% of sales as compared to $420,611 or 5.1% of sales in the year ended August 31, 2002. These merger costs related to the Ventures/Titan merger and included the cost of merger-related consulting services paid through issuance of our stock and professional fees. As part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger-related costs in the future.

Costs Of Moving Manufacturing Plants

          During the year ended August 31, 2003, we incurred $164,512 dealing with cost related to our move of our manufacturing and assembling plants from Santa Clara, California to Fremont, California.

Interest Expense

          Interest expense, including amortization of loan fees and financing cost in the year ended August 31, 2003, increased by $81,490, or 16.8%, from interest expense of $484,487 in the year ended August 31, 2002 to $565,977 in the year ended August 31, 2003. As a percentage of sales, interest expense decreased from 5.8% in the year ended August 31, 2002 to 5.5% in the year ended August 31, 2003. In the year ended August 31, 2003, interest expense relates primarily to interest expense associated with our 24% $640,000 principal amount of private placement promissory notes which carried $240,000 stock value issuance as financing cost which is being amortized over the one-year life ($105,965 expensed during the year ended August 31, 2003) and our credit facilities with Alco Financial Services and Equinox Business Credit Corp. described below. The promissory notes were primarily issued to facilitate our purchase of Eastern Manufacturing Corporation in February 2003. We anticipate retiring these 24% promissory notes in December 2003. Interest expense in the year ended August 31, 2002 primarily related to a real estate loan of approximately $3,349,000, factoring of our accounts receivable and, to a lesser degree, interest expense from lease obligations and a $100,000 renewal fee on our term loan. We anticipate interest expense, thereafter, to fluctuate as a percentage of revenue based on the timing and amounts borrowed under our line of credit and other credit facilities we may enter into from time to time.

Other Income And Expense, Net

          Other income and expense, net increased by $86,580 or 330.9%, from $26,167 in the year ended August 31, 2002 to $112,747 in the year ended August 31, 2003. This increase was primarily attributable to gain on the settlement of payables for professional fees with warrants issued in the fiscal year ended August 31, 2003.

Liquidity And Capital Resources

          Our principal sources of liquidity have been cash provided by a private placement, an infusion of capital from our largest shareholder, and borrowings under our new agreement with Laurus Master Fund described below. Our principal uses of cash have been for operations, to meet debt service requirements, and to finance capital expenditures. We anticipate these uses will continue to be our principal uses of cash in the future.

          We will require additional financing in order to implement our business plan. We currently anticipate capital expenditures of at least $1.3 million during the next 12 months. If the anticipated cash generated by our operations are insufficient to fund requirements and losses, we will need to obtain additional funds through third party financing in the form of equity, debt or bank financing. Particularly in light of our limited operating history and losses incurred, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, our business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our common stock may experience substantial dilution. In addition, as our results may be negatively impacted and thus delayed as a result of political and economic factors beyond our control, including the potential war in the Middle East and its impact on the high technology market and the economy in general, our capital requirements may increase.

          The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements included in this Form 10Q-SB: pricing pressures in the industry; the loss of any of our major customers; a continued downturn in the economy in general or in the technology sector; a further decrease in demand for electronic products or continued weak demand for these products; our ability to attract new customers; our ability to reduce costs, including those associated with our restructuring plan; an increase in competition in the market for electronic interconnect solutions; and the ability of some of our new customers to obtain financing. These factors or additional risks and uncertainties not known to us or that we currently deem immaterial may impair business operations and may cause our actual results to differ materially from any forward-looking statement.

          Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in our expectations.

          In the nine months ended May 31, 2004, net cash used by operations was $3,663,000 while in the nine months ended May 31, 2003 cash used in operating activities was $2,033,000, an increase of $1,630,000. This increase was primarily the result of a pay down of accounts payable and accrued liabilities of $755,000 for the nine months ended May 31, 2004 as compared to an increase in similar items of $909,000 in the nine months ended May 31, 2003. In addition, our accounts receivable increased by $1,682,000 during the nine months ended May 31, 2004 reflecting the increased sales volume we are experiencing compared to increase of $695,000 during the nine months ended May 31, 2003.

          In the nine months ended May 31, 2004, we utilized $228,000 for the purchase of fixed assets compared to $427,000 used for the purchase of fixed assets in the nine months ended May 31, 2003, a decrease of $199,000, or 46.6%. As we achieve greater positive operating cash flow, we expect our spending on capital expenditures to increase during the fourth quarter of this fiscal year.

          As of May 31, 2004, we raised a total of $742,000 from certain private investors which we received $75,000 in the quarter ended August 31, 2003 and $667,000 in the nine months ended May 31, 2004. We have also received $751,000 was our largest shareholder in the nine months ended May 31, 2004 which we have utilized to pay down our outstanding accounts payable and accrued liabilities as well as to help finance our expanded operations.

          On November 20, 2003, we entered into a Security Agreement with Laurus Master Fund, pursuant to which we may borrow from Laurus Master Fund such amount as shall equal 85% of our eligible accounts receivable and inventory as prescribed by the terms of the Security Agreement up to a maximum of $4,000,000. Pursuant to the Security Agreement, we issued to Laurus Master Fund a (i) Secured Revolving Convertible Note in the principal amount of up to $2,500,000 and (ii) Secured Convertible Minimum Borrowing Note (the "Initial Minimum Borrowing Note" and together with any other Minimum Borrowing Notes issued under the Security Agreement, in the original principal amount of $1,500,000. Additional Minimum Borrowing Notes shall be issued as and when we are eligible and elects to make additional borrowings under the Revolving Convertible Note. As of May 31, 2004, we had borrowed an aggregate of approximately $2.7 million under the Security Agreement.

          In connection with the issuance of the Revolving Convertible Note and the Initial Minimum Borrowing Note pursuant to the Security Agreement, we issued to Laurus Master Fund a warrant to purchase up to 600,000 shares of our common stock, par value $0.001 per share, having an exercise price of $0.83 per share for the first 250,000 shares of common stock acquired under such warrant, $0.90 per share for the next 200,000 shares of common stock acquired thereunder, and a price of $0.97 per share for any additional shares of common stock acquired thereunder. The warrant expires on November 20, 2010 and has a cashless exercise provision.

          Also on November 20, 2003, we entered into a Securities Purchase Agreement pursuant to which we issued and sold to Laurus Master Fund (i) a Convertible Term Note in the principal amount of $2,100,000 and (ii) a warrant to purchase up to 350,000 shares of common stock having an exercise price of $0.83 per share for the first 200,000 shares of common stock acquired thereunder, $0.90 per share for the next 100,000 shares of common stock acquired thereunder, and $0.97 per share for any additional shares of common stock acquired thereunder. The warrant expires on November 20, 2010 and has a cashless exercise provision.

          Also on March 30, 2004, we entered into additional financing with Laurus Master Fund pursuant to which we issued and sold to Laurus Master Fund (i) a Convertible Term Note in the principal amount of $750,000 and (ii) a warrant to purchase up to 750,000 shares of common stock having an exercise price of $0.50 per share of common stock acquired thereunder. The warrant expires on March 30, 2011 and has a cashless exercise provision. As of May 31, 2004, we had an outstanding payable of approximately $2.4 million related to this convertible term note.

          Each of the Notes accrues interest at a rate per annum equal to the greater of (i) the prime rate published in The Wall Street Journal plus three (3%) percent and (ii) seven (7%) percent, subject to possible downward adjustment if (x) we shall have registered the shares of our common stock underlying the conversion of such Note and the related Warrant, and (y) the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such Note exceeds the then applicable Fixed Conversion Price by twenty five (25%) percent, in which event the interest rate for the succeeding calendar month shall automatically be reduced by twenty five basis points (0.25). The first payment under the Notes is due 90 days from the issue date thereof. These notes mature during the period from November 20, 2006 to March 30, 2007.

          The outstanding principal and accrued interest under each Note is convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.40 per share, subject to certain adjustments upon reclassifications, stock splits, combinations, stock dividends and similar events as well as downward adjustment upon an issuance of shares of common stock by us at a price per share below$0.40 or a subsequently lower conversion price, upon which issuance the conversion price shall be adjusted to equal such lower issue price.

          Each Note may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of common stock if and to the extent the average closing price of the common stock is greater than 110% of the conversion price for at least 5 consecutive trading days, subject to certain limitations.

          Our obligations under the Security Agreement, Securities Purchase Agreement and the Notes are secured by a pledge by us of shares representing 100% of the share capital of our wholly-owned subsidiaries Titan PCB East, Inc. and Titan PCB West, Inc., a guaranty of such obligations by each ofour subsidiaries, and the grant of a security interest by each of our subsidiaries in their respective assets.

          Laurus Master Fund shall not be entitled to be issued shares of common stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in Laurus Master Fund and its affiliates beneficially owning more than 4.99% of the issued and outstanding common stock upon such issuance, unless Laurus Master Fund shall have provided at least 75 days prior written notice to us of its revocation of such restriction.

          As of May 31, 2004, we had borrowed a total of approximately $5.2 million from Laurus Master Fund, of which approximately $3.0 million was used to repay outstanding indebtedness, $513,000 was used to pay transaction fees relating to the borrowing facility, approximately $814,000 was used to satisfy outstanding trade payables, $700,000 was utilized to finance the sales growth and the remainder has been utilized for current working capital purposes.

          Our planned capacity expansions involve risks. We may encounter construction delays, equipment delays, labor shortages or disputes and production start-up problems that could prevent us from meeting our customers' delivery schedules. We expect to incur new fixed operating expenses associated with our expansion efforts, including increases in depreciation expenses and lease expenses. The current unfavorable economic conditions affecting major customers or the electronics industry in general may affect our ability to successfully utilize our additional manufacturing capacity in an effective manner. If our sales do not increase sufficiently to offset increased expenses, our operating results may be adversely affected.

Contractual Obligations

          The following table presents our contractual obligations as of May 31, 2004 for the remainder of this fiscal year as well as over the next five fiscal years and thereafter:

Payment by period
Contractual Obligations Employment agreements Short-term debt Long-term debt Revolving line of credit Operating leases Short-term agreements Total Contractual Obligations	Amount $ 527,500 135,000 2,463,677 2,719,771 2,664,519 5,775 $8,516,242	During current fiscal year $ 56,250 - 146,403 2,719,771 168,209 5,775 $3,096,408	1 - 3 years $ 435,000 135,000 2,317,274 - 1,873,946 - $ 4,761,220	4 - 5 years $ 36,250 - - - 622,364 - $ 658,614
We do not have any obligations that extend beyond five years. 28

Inflation And Costs

          The cost of our products is influenced by the cost of a wide variety of raw materials, including precious metals such as gold used in plating, copper and brass used for contacts, and plastic material used in molding connector components. In the past, increases in the cost of raw materials, labor and services have been offset by price increases, productivity improvements and cost saving programs. There can be no assurance, however, that we will be able to similarly offset such cost increases in the future.

Recent Accounting Pronouncements

          In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of Emerging Issues Task Force ("EITF") No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("FAQ") issued with SAB No. 101 that had been codified in SEC Topic No. 13, "Revenue Recognition." Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF No. 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, which was effective upon issuance. The adoption of SAB No. 104 did not impact the condensed consolidated financial statements.

Quantitative And Qualitative Disclosures About Market Risk

          Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest income we can earn on our available funds for investment. We ensure the safety and preservation of our invested principal funds by limiting default risk, market risk and reinvestment risk. We mitigate default risk by investing in high quality, short-term securities. We do not believe that changes in interest rates will have a material effect on our liquidity, financial condition or results of operations.

Seasonality

          We have experienced sales fluctuations due to customer business shut downs over December holidays and the slow down of purchasing activities in the summer during peak vacation months.

Evaluation Of Disclosure Controls And Procedures

          An evaluation was performed under the supervision and with the participation of our management, including the chief executive officer and the chief financial officer, of the effectiveness of the design and operation of our disclosure procedures. Based on management's evaluation as of as of the end of the period covered by this Annual Report, our principal executive officer and chief financial officer have concluded that our disclosure controls and procedures (as defined in Rules 13a-14(c) and 15d-14(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) were sufficiently effective to ensure that the information required to be disclosed by us in the reports that we file under the Exchange Act is gathered, analyzed and disclosed with adequate timeliness, accuracy and completeness..

Change In Internal Controls

          There were no significant changes in our internal controls or in other factors that could significantly affect those controls since the most recent evaluation of such controls.

Critical Accounting Policies

          The SEC recently issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: inventory valuation, which affects our cost of sales and gross margin; and allowance for doubtful accounts, which affects the general and administrative expenses. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Inventory Valuation

          Our policy is to value inventories at the lower of cost or market on a part-by-part basis. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess or obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future demand for our products within a specified time horizon, generally 12 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing and are consistent with our revenue forecasts. If our demand forecast is greater than our actual demand we may be required to take additional excess inventory charges, which will decrease gross margin and net operating results in the future. In addition, as a result of the downturn in demand for our products, we have excess capacity in our manufacturing facilities. Currently, we are not capitalizing any inventory costs related to this excess capacity as the recoverability of such costs is not certain. The application of this policy adversely affects our gross margin.

Allowance For Doubtful Accounts

          We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

Stock-Based Compensation

          We record stock-based compensation to outside consultants at a fair market value in general and administrative expense. We do not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. We report pro-forma net loss and loss per share in accordance with the requirements of SFAS 148. This disclosure shows net loss and loss per share as if we had accounted for our employee stock options under the fair value method of those statement. Pro-forma information is calculated using the Black-Scholes pricing method at the date of the grant. This option valuation model requires input of highly subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumption can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of our employee stock options.

BUSINESS

OVERVIEW

           We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from research and development phase to production phase, thus increasing their competitive position.

          We are able to produce high technology PCBs with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, silver and tin/nickel finishes. Our PCBs are also engineered to support electrical characteristics for high-speed digital designs consisting of controlled impedance.

          Our bare-board manufacturing operations provide time sensitive PCBs to the electronics industry at a competitive price. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

          Our standard panel sizes range from 12" x 18" to an oversize panel of 24" x 30". The base cost of a PCB is primarily determined by the amount of boards that can be placed on manufacturing process panel. We have the capability to produce up to 34 layer circuit boards with finished hole aspect ratios up to 15 to 1 (15:1). The number of layers of a PCB can affect our weekly manufacturing capacity. For example, an order representing a higher number of layers, 12 or more, will decrease overall capacity, whereas an order for PCBs with less than 12 layers will increase overall capacity. However, we expect that any decreases in capacity caused by the manufacture of PCBs with a greater number of layers would be offset by a higher average panel price.

          We have completed the relocation and upgrade of our PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. We also operate a facility in Amesbury, Massachusetts which we occupy as a result of our acquisition of assets of Eastern Manufacturing Corporation. and for which we executed a lease on March 1, 2004.

INDUSTRY BACKGROUND

          PCBs serve as the foundation of most complex electronic products. The PCB manufacturing industry has benefited from the proliferation of electronic products in a variety of applications, ranging from consumer products, such as cellular telephones, to high-end commercial electronic products, such as communications and computer networking equipment. PCBs are manufactured from sheets of laminated base material purchased from various laminate suppliers. Each sheet (also known as a manufacturing process panel) typically consists of multiple PCBs, while each board contains its own identity consisting of electrical circuitry etched from copper to provide an electrical connection between the components mounted to it.

          Products that utilize PCBs have high levels of complexity and short life cycles as original equipment manufacturers continually develop new and increasingly sophisticated products. We believe these characteristics benefit PCB manufacturers that can assist original equipment manufacturers in bringing a product to market faster by providing the engineering expertise, process controls and execution capabilities to accelerate product development and quickly proceed to volume production. We believe manufacturers of complex electronics products in high-growth markets, including consumer electronics, the computer and networking industry, medical devices, military contracts, automobiles, aviation and the telecommunications industry are continually under pressure to bring their products to market faster. The success of these industries is dependent on, among other things, technological advancements, demand for a wider variety of product applications, and increasingly powerful electronic components. We believe that the time-critical and highly complex nature of the new and emerging markets will further increase the demand for rapid production of complex PCBs.

          We see several trends in the PCB manufacturing industry. These include:

Importance Of Prototype Pcb Production

          We believe that original equipment manufacturers are placing increased emphasis on the prototype stage of PCB production in order to accelerate product development. We believe that domestically, higher volume production of PCBs is becoming increasingly more competitive, as much of such production is exported to countries overseas for low cost manufacturing. We believe in placing a stronger emphasis towards the small volume, highly complex, multi-layer prototype PCBs for original equipment manufacturers in research and development companies headquartered in areas such as Silicon Valley, while the production volumes are mass-produced at other locations.

Shorter Electronic Product Life Cycles

          We believe that rapid changes in technology are shortening the life cycles of complex electronic products and reducing the period during which products are profitable, placing greater pressure on original equipment manufacturers to bring new products to market faster. We also believe that the rapid adoption of innovative electronic products is heightening the need for original equipment manufacturers to minimize the time required to advance products from prototype design to product introduction. We believe these time-to-market requirements are causing original equipment manufacturers to increasingly rely on PCB manufacturers who have the capability to meet the technology demands of compressed product life cycles.

Increasing Complexity Of Electronic Products

          We believe that the increasing complexity of electronic products is driving technological advancements in PCBs. Original equipment manufacturers are continually designing more complex and higher performance electronic products, which require PCBs that can accommodate higher speeds and component densities. We believe that original equipment manufacturers are increasingly relying upon prototype PCB manufacturers who invest in advanced manufacturing process technologies and sophisticated engineering staff to accelerate product development.

Services

          We provide its customers with a competitive prototype manufacturing solution from prototype through pre-production development. Our services include:

Time Sensitive (Quick Turn Production)

          Our clients are typically product and chip designers that need high quality prototype PCBs on an expedited basis. We produce prototype PCBs of various types and complexities based on our clients specifications, with delivery times ranging between 24 hours and a standard lead time of 10 days. Because we process customer orders on a time sensitive basis, we do not typically have more than a two-week backlog of customer orders at any one time.

Process Development

          Our clients are concerned with the manufacturing yields that are generally reflected in each volume production run of a market ready PCB. We work closely with our customers' engineering departments to develop "Design for Manufacturing" standards for future high volume production. The purpose of our design assistance efforts is to determine efficient layouts of PCBs to improve production yields and decrease volume production costs of a market ready PCB.

System Testing

          We have the capability to perform several methods of electrical testing on a finished PCB.

          One method is using a custom test fixture that is manufactured internally and attached to a universal grid test machine. The pins in the test fixture will establish continuity between the universal grid and the exposed metal on the surface of the PCB. When a test is performed, the test fixture will verify that a circuit board's electrical continuity and electrical characteristics are performing properly. Due to the cost of these custom test fixtures, this option is best used on larger quantity orders.

          The other method of testing is known as fixtureless testing, which is more time consuming as it tests each PCB, but more cost effective as it eliminates the need for test fixtures. Fixtureless testers, also known as flying-probes, utilize a series of pointed pins that float around the surface of the circuit board to verify electrical continuity and characteristics.

          Both methods can be operated through an industry electrical test format known IPC 356. Our combination of equipment and software provides the added flexibility for time sensitive manufacturing and a reliable electrical test at competitive prices for prototype and pre-production orders.

Technology

          The market for our products is characterized by rapidly evolving technology. In recent years, the trend in the electronic products industry has been to increase the speed, complexity and performance of components while reducing their size and cost. Although none of our technology is proprietary, we believe our technological capabilities allow us to address the needs of manufacturers who need to bring complicated electronic products to market faster. PCBs serve as the foundation of products in electrical devices, large and small.

          To manufacture PCBs, we generally receive circuit designs directly from our customers in the form of computer data files, which are reviewed to ensure data accuracy, product manufacturability and design evaluation. Processing these computer files with computer aided design technology, we generate images of the circuit patterns on individual layers using advanced photographic processes. Through a variety of plating and etching processes, we selectively add and remove conductive materials to form horizontal layers of thin circuits called traces, which are separated by insulating material. A finished multiplayer circuit board laminates together to form a number of circuitry layers, using intense heat and pressure under vacuum. Vertical connections between layers are achieved by plating through small holes called vias. Vias are made by highly specialized drilling equipment capable of achieving extremely tight tolerances with high accuracy. We specialize in high layer prototype PCBs with extremely fine geometries and tolerances, and uses automated optical inspection systems to ensure consistent quality. We also intend to use clean rooms for production purposes in the Fremont, California manufacturing facility, which will minimize particles that create manufacturing defects.

          We believe the highly specialized equipment we use is among the most advanced in the prototype and pre-production industry. We provide a number of advanced technology solutions, including:

30+ Layer PCBs

          Manufacturing PCBs exceeding 12 layers is more difficult to accomplish due to the greater number of processes required. We reliably manufacture PCBs up to 34 layers in a time-critical manner.

Blind And Buried Vias

          Vias are drilled holes which provide electrical connectivity between layers of circuitry in a PCB. They typically extend all the way through the circuit board, providing connections to external features. As the demand for wiring density in a circuit board increases, vias may block channels that are needed for circuitry. As an alternative to the difficult task of adding more layers, blind and buried via technology is employed. Blind vias connect the surface layer of the PCB to the nearest inner layer. Buried vias are holes that do not reach either surface of the PCB but allow inner layers to be interconnected. Since blind and buried vias only extend through the layers of the PCB in which they are required, more space is available on unpierced layers. Products with blind and buried vias can be made thinner, smaller, lighter and with more functionality than products with traditional vias.

Sequential Lamination

          When using blind and/or buried via technology in a multi-layer PCB, we often incorporate sequential lamination manufacturing processes. Sequential lamination uses a multiple PCB construction approach that generally increases the complexity of manufacturing due to an increase in the number of production steps. We use sequential lamination when there is a requirement for multiple sets of laminated, drilled and plated via assemblies.

.003" Traces And Spaces Widths

          Traces are the connecting copper lines between the different components of the PCB and spaces are the distances between traces. The smaller the traces and tighter the spaces, the higher the density on the PCB and the greater the expertise required to achieve a desired final yield on an order.

Aspect Ratios Of Up To 15:1

          The aspect ratio is the ratio between the thickness of the PCB to the diameter of a drilled hole. The higher the ratio, the greater the difficulty to reliably form, electroplate and finish all the holes on a PCB. We can drill holes using a .013" drill bit on backpanels measuring .200" thick.

Thin Core Processing

          A core is the basic inner-layer building block material from which PCBs are constructed. A core consists of a flat sheet of material comprised of glass-reinforced resin with copper foil on either side. The thickness of inner-layer cores is determined by the overall thickness of the PCB and the number of layers required. The demand for thinner cores derives from requirements of thinner PCBs, higher layer counts and various electrical parameters. Internal core thickness in our PCBs range from as little as 0.002 inches up to 0.039 inches. By comparison, the average human hair is 0.004 inches in diameter.

Micro Ball Grid Array/Chip-On-Board Features

          A ball grid array is a method of mounting an integrated circuit or other component to a PCB. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This array method allows for greater input/output density and requires PCBs with higher layer counts and tighter lines and spaces.

Controlled Impedance

          High speed digital requirements demand accurate timing and high signal speeds. Differential and single ended controlled impedance PCBs are manufactured to specific tolerances to meet these specifications. These customer specified impedance values are then verified prior to shipment using our specialized impedance test equipment.

Computer Aided Manufacturing

          We utilize Orbotech equipment and software, the worldwide leader in PCB manufacturing equipment and computer aided manufacturing software. These enhancements allow the software to automate many of the tasks that were handled manually by a technician, reducing overhead and costly operator errors. We believe that utilizing CAD generated data from the customer at our automated optical inspection machines and final electrical test will enhance yields and reduce scrap.

Hvrflex Process

          The HVRFlexTM Process is a method of manufacturing rigid-flex PCB that uses traditional, high volume PCB manufacturing techniques without special materials or high-cost tooling to manufacture the same style of product as the older, conventional type rigid-flex, offering the same weight and space advantages at much higher yields and much lower cost. This also now enables the commercial electronics market place to take advantage of this technology and still meet their acceptable cost objectives for commercial system costs.

CUSTOMERS AND MARKETS

          Our customers include PCB design companies, original equipment manufacturers, electronics manufacturing service providers, and contract manufacturers that serve the rapidly changing electronics industry. We measure customers as those companies that place at least two orders in a 12-month period.

          Our current customers come from several different industries including the security industry, chip and semiconductor industries, contract manufacturing, telecommunication and bio-medical industries.

          Our top ten customers accounted for 30% and 41% of our revenues for the years ended August 31, 2003 and 2002, respectively.

SALES AND MARKETING

          Our marketing strategy focuses on establishing long-term relationships with our customers' engineering staff and new product introduction personnel early in the product development phase.

          Our engineers, application support and managers provide support to our sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. In an effort to establish individual salesperson accountability for each client and the development of long term relationships, each customer is assigned one internal account manager and an outside sales representative.

          We market our services through four direct full time sales representatives and seven independent sales representatives, supervised by our Vice-President of Sales. We believe there are significant opportunities for us to increase our market penetration throughout the United States through further expansion of our inside and outside direct and independent sales representatives.

SUPPLIERS

          The primary raw materials used in our manufacture of PCBs include copper-clad layers of fiberglass of varying thickness impregnated with bonding materials, chemical solutions such as copper and gold for plating operations, photographic film, carbide drill bits and plastic for testing fixtures.

          We utilize just-in-time procurement and consignment practices to maintain our raw materials inventory at low levels and works closely with our suppliers to obtain technologically advanced raw materials. Although we have preferred suppliers for some raw materials, the materials we use are generally readily available in the open market through numerous suppliers with the exception of one supplier of laminate material requested for use by our customers in less than 25% of our production. In addition, we periodically seek alternative supply sources to ensure that we are receiving competitive pricing and service. Adequate amounts of all raw materials have been available in the past and we believe this availability will continue in the foreseeable future.

COMPETITION

          The PCB industry is highly fragmented and characterized by intense competition. Our principal competitors include, but are not limited to: DDI, Cirrexx, Harbor, Sanmina and Tyco.

          We believe we compete favorably on the following competitive factors:

          o competitive pricing;

          o capability and flexibility to produce customized complex products;

          o ability to offer time-to-market capabilities;

          o ability to offer time sensitive PCB manufacturing capabilities;

          o consistently high-quality product; and

          o outstanding customer service.

          In addition, we believe that our continuous evaluation and early adoption of new or revised manufacturing and production technologies and processes also gives us a competitive advantage. We believe that manufacturers like us, who have the ability to manufacture PCBs using advanced technologies such as blind and buried vias, higher layer count, larger panel size and finer traces and spaces widths along with improved process management have a competitive advantage over manufacturers who do not possess these technological and process capabilities. We believe these advanced manufacturing and production technologies are increasingly replacing obsolete older technologies that do not provide the same benefits. Our future success will depend in large part on whether we are able to maintain and enhance our manufacturing capabilities as new manufacturing and production technologies gain market share.

          Some of our competitors are likely to enjoy substantial competitive advantages, including:

          o greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

          o more established and broader sales and marketing channels;

          o more manufacturing facilities worldwide, some of which are closer in proximity to our customers;

          o manufacturing facilities which are located in countries with lower production costs; and

          o greater name recognition.

GOVERNMENTAL REGULATION

          Our operations are subject to federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

          o the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

          o ISO, DSCC and other facility/manufacturing process agencies;

          o the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

          o corresponding state agencies.

          To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

EMPLOYEES

          As of July 15, 2004, we had approximately 157 full time direct employees, none of whom were represented by unions. Of these employees, 136 were involved in manufacturing and engineering, 14 were in sales, customer/sales support, and marketing and seven worked in accounting, systems and other support capacities. We have not experienced any labor problems resulting in a work stoppage and we believe that we have good relations with our employees. We increased our employee roster by approximately 45 full-time employees in connection with our acquisition of assets from Eastern Manufacturing Corporation. We do not expect any significant increase in the size of our labor force as a result of near term organic growth.

DESCRIPTION OF PROPERTIES

Our current facilities are as follows:

     LOCATION                  SQUARE FEET                               PRIMARY USE                                   LEASE TERMS
Fremont, CA                      27,984 sq ft                                  Current office &                                    Sub-lease expires January,
                                                                                                  California                                               2009; lease payment of
                                                                                                  Manufacturing Facility                       $23,303 per month

 Amesbury, MA              Three parcels:                              Manufacturing                                     Lease expires February 28,
                                              57,033 sq ft                                Facility/Office                                      2006; lease payments of
                                              2,168 acres                                                                                                $18,500 per month
                                              2,478 acres

          Our facility in Amesbury, Massachusetts concentrates on time-sensitive manufacturing orders for PCBs and has the ability to produce products using rigid bare-board and the patented HVRFlexTM process that we license from Coesen. This location also includes front offices for our East Coast operations and storage facilities for inventory in addition to a complete manufacturing facility on the Amesbury, Massachusetts campus. The entire location consists of two distinct buildings.

          We believe our Fremont, California and Amesbury, Massachusetts facilities will be adequate for our current operating needs and continued near term growth.

LEGAL PROCEEDINGS

          From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

          On September 19, 2002, SVPC Partners, LLC, a predecessor company and SVPC Circuit Systems, Inc. were sued in Superior Court by Ms. Dana Ward who made a claim in the Superior Court of California, County of Santa Clara, alleging wrongful termination of employment and seeking unlimited damages. We have accrued a reserve of $140,000 in connection with this case. In December 2003, we settled this case for $85,000 for which we had accrued $140,000 which included fees for our lawyers which were approximately $45,000.

          Northern Laminate Sales, Inc. filed an action against us in the Superior Court on a claim of successor liability to enforce a default judgment in the amount of $61,033 entered against Eastern Manufacturing Corporation. Northern Laminate Sales alleges that we succeeded to Eastern Manufacturing Corporation's alleged contractual obligations when we purchased Eastern Manufacturing Corporation's assets in a secured party sale form Eastern Bank in February 2003. We deny liabilities for Eastern Manufacturing Corporation's debts on the grounds that we do not hold ourselves out as a continuation of Eastern Manufacturing Corporation, and that the mere purchase of Eastern Manufacturing Corporation's assets, without more, does not make us the "successor" of Eastern Manufacturing Corporation as a matter of law. Northern Laminate Sales has since moved to amend its complaint to add claims for breach of contracts and violations of G.L. c. 93A, based on our failure to pay for goods in the amount of $11,327 received since commencement of the action. We believe that the case is without merit and have not accrued any of these claims in the accompanying financial statements.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                                        Age               Position
--------------------------------------------------------------------------------

Kenneth L. Shirley                   52                 Chief Executive Officer and Director
David M. Marks                       36                 Director
J. Frank Martin                         62                 Director
Stephen Saul Kennedy           37                 Vice President Sales, Titan PCB West
Daniel Guimond                       45                 Chief Financial Officer

          Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

          Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

          KENNETH L. SHIRLEY. Mr. Shirley was appointed Chief Executive Officer effective January 1, 2004 and to the Board of Directors on December 16, 2003. Effective January 31, 2004, Mr. Shirley became President upon the resignation of Andrew Glashow as President. In 2000, Mr. Shirley formed his own management and consulting business, Pyxis Partnership. Through Pyxis Partnership, he has assisted in the operations of the following companies: Advance Quick Circuits as Co-President, Waytec Electronics as President, Cosmotronics Corporation as Sr. Vice President, TTM Technologies as Chief Operating Officer, and most recently, P.C.T. Interconnect as Co-President. Prior to forming the Pyxis Partnership, Mr. Shirley previously held management positions with several well-known companies including General Electric, Hadco Corporation, Multi Circuits, Exide Electronics, AT&T/Lucent, and Automata.

          DAVID M. MARKS. Mr. Marks was our Chairman of the Board of Directors from September 15, 2002 to May 13, 2003. Mr. Marks remains as one of our Director. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 since 1994. Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has the responsibility in overseeing all investments by Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks holds a BS in Economics from the University of Wisconsin.

          J. FRANK MARTIN. Mr. Martin received a Bachelor of Science degree in Electrical Engineering from Clemson University in South Carolina in 1958. He began his 38-year AT&T career in 1958 as a planning engineer with Western Electric in Winston-Salem, North Carolina. After serving in several positions in manufacturing, he was selected as a 1973-74 MIT Sloan Fellows where he received a Masters Degree in Management. In 1979, he joined AT&T's Microelectronics Group (ME). Over the years, he was involved in ME's global expansion, business development, strategic product planning, and profit and loss efforts. In 1994, Martin became the chief operating officer of ME's Interconnection Technologies business, where he implemented a multi-million dollar plan to upgrade the Richmond facility and meet record industry demand for printed circuit board products and backplanes. Prior to that assignment, he had been the chief operating officer of ME's MOS Integrated Circuit business.

          STEPHEN SAUL KENNEDY. Mr. Kennedy has been an employee of our predecessor companies SVPC and Circuit Systems Inc. since 1988. Mr. Kennedy was a top Sales Manager and Sales Executive for SVPC and subsequently Circuit Systems Inc. Since 1988 Mr. Kennedy has worked as both as an Inside and Outside Sales Executive as well as overall sales management for the SVPC. He has been instrumental in SVPC's sales growth from 1988 to 1999. Mr. Kennedy holds a B.S. in Economics from Santa Clara University and was a Commissioned Officer in the United States Army.

          DANIEL GUIMOND. Mr. Guimond has served as Chief Financial Officer since February 2004. Mr. Guimond served as our acting Chief Financial Officer and Controller from July 2003 to February 2004. From 1997 until 2003, Mr. Guimond served as the Corporate Finance Manager of PCD Inc. From 1987 to 1997, Mr. Guimond was the Corporate and Tax Accounting Manager at Bailey Corporation specializing in all aspects of the corporate accounting environment. Mr. Guimond is a magna cum laude graduate of Southern New Hampshire University with a B.A. in Management Advisory Services.

		Annual Compensation (1)		Long - Term Compensation (2) Number of Shares Underlying Options	All-Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Granted (#) (4)	Compensation ($)
Robert Ciri (11)
Former Chairman of the Board
and Chief Executive Officer

Andrew Glashow
Former President and Director

James E. Patty
Former President, Chief
Executive Officer, and Acting Treasurer

Louis J. George
Former Managing Director of
Operations for California;
Former President, Chief
Executive Officer, Acting
Treasurer and Director

Kenneth L. Shirley
Chief Executive Officer

Stephen S. Kennedy
Vice President, Sales,
Titan PCB West, Inc.

Alfred Covino
Vice President, Sales,
Titan PCB East, Inc.

Joseph Thoman
Chief Technology Officer

Daniel Guimond
Acting Chief Financial Officer
and Corporate Controller
	2003 2002 2001 2003 2002 2001 2003 2002 2001 2003 2002 2001 2003 2002 2001 2003 2002 2001 2003 2002 2001 2003 2002 2001 2003 2002 2001	$ 1(2) -- -- $ 1(3) -- -- $ 84,000 -- -- $165,000 -- -- $ --(11) -- -- $125,000 528(6) -- $ 64,000(7) -- -- $ 38,462(8) -- -- $ 23,077(9) -- --	$ -- -- -- $ -- -- -- $ -- -- -- $ -- -- -- $ -- -- -- $ -- -- -- $ -- -- -- $ -- -- -- $ -- -- --	-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --	$ 202,133 (10) -- -- $ 202,133 (10) -- -- $ -- -- -- $ -- -- -- $ -- -- -- $ -- -- -- $ 18,750 -- -- $ 18,750 -- -- $ -- -- --

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the years reported.

(2) Mr. Ciri was appointed Chairman on May 13, 2003 and Chief Executive Officer on July 29, 2003. Effective the end of business December 31, 2003, Mr. Ciri resigned as Chief Executive Officer, and on February 4, 2004, resigned his position as position as Chairman of the Board of Directors. Mr. Kenneth L. Shirley was appointed to the position of Chief Executive Officer effective January 1, 2004. Mr. Ciri had an annual salary of $1.00. Other compensation represents the value of warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 and an expiration date of July 29, 2006 provided to Mr. Ciri by Irrevocable Children's Trust our largest shareholder. This agreement was originally amended to 350,000 shares to be given by Irrevocable Children's trust and later amended to a cash payment of $60,000 paid from the Trust and $40,000 cash to be paid from us.

(3) Mr. Glashow was appointed President and a Director on July 29, 2003. Mr. Glashow resigned as President effective January 31, 2004 but shall continue as a director. Mr. Glashow has an annual salary of $1.00. Other compensation represents the value of warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 and an expiration date of July 29, 2006 provided to Mr. Glashow by Irrevocable Children's Trust our largest shareholder. This agreement was originally amended to 350,000 shares to be given by Irrevocable Children's trust and later amended to a cash payment of $60,000 paid from the Trust and $40,000 cash to be paid from us.

(4) Mr. Patty was appointed President and Chief Executive Officer on February 21, 2003 and resigned as President and Chief Executive Officer on July 29, 2003. Mr. Patty's annual salary while Chief Executive Officer was $84,000. As of July 10, 2003 Mr. Patty's annual salary was $1.00 until July 31, 2003 when he resigned. Other compensation represents the value of options to purchase 50,000 shares of common stock with an expiration date of July 24, 2008.

(5) Mr. George was appointed President and Chief Executive Officer effective August 30, 2002 upon completion of the merger with Titan PCB West, Inc. His then annual salary was $165,000. Mr. George resigned as an executive officer and director effective January 10, 2003 and as Manager of our Santa Clara, California operations effective April 15, 2003. Other compensation represents the value of options to purchase 350,000 shares of common stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007. The options have been canceled with the mutual consent of Mr. George and us.

(6) Mr. Kennedy was appointed Vice-President-Sales effective August 30, 2002. The $528 represents one day's earnings based on an annual salary of $140,000 computed based on a 52-week year and a 5-day work week. Mr. Kennedy's original salary was $140,000 per annum. Mr. Kennedy's salary was adjusted to $125,000 per annum effective March 1, 2003. Effective December 1, 2003, Mr. Kennedy's salary was reinstated to $140,000 annually. Other compensation represents the value of options to purchase 360,000 shares of Common stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007.

(7) Mr. Covino has served as Divisional Vice President of Sales since the acquisition of Eastern Manufacturing Corporation in February 2003. His employment agreement carries a $120,000 salary with bonuses specified at certain financial targets. As part of his employment agreement, Mr. Covino was granted 25,000 restricted shares. The $18,750 other compensation is the value of these shares at $0.75 each. We amortized the fair value over the term of the agreement and expensed approximately $5,500 during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation which has been fully amortized during the nine month period ended May 31, 2004.

(8) Mr. Thoman has served as Chief Technology Officer since the acquisition of Eastern Manufacturing Corporation in May 2003. His employment agreement carries a $120,000 salary with bonuses specified at certain financial targets. As part of his employment agreement, Mr. Thoman was granted 25,000 restricted shares. The $18,750 other compensation is the value of these shares at $0.75 each. . We amortized the fair value over the term of the agreement and expensed approximately $5,500 during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation which has been fully amortized during the nine month period ended May 31, 2004.

(9) Mr. Guimond has served as Chief Financial Officer since February 2004. Mr Guimond was our acting Chief Financial Officer and Corporate Controller from June 2003 to February 2004. As part of his compensation package, he was awarded 75,000 options at an exercise price of $0.75 on July 24, 2003. Mr. Guimond's current salary is $93,000 and we do not have an employment agreement with Mr. Guimond.

(10) Represents (i) a value of $768,800 ascribed to warrants issued by Irrevocable Children's Trust to such individual to acquire 1,000,000 shares of our common stock having an exercise price of $0.50 per share and an expiration date of July 29, 2006 using the Black-Scholes Valuation method (ii) $108,000 attributed to each of Messrs. Glashow and Ciri out of a total of $216,000 paid to STAR Associates LLC, of which each of Messrs. Glashow and Ciri is a controlling member (iii) cash bonus of $50,000 for the employment term to be paid by us (iv) 50,000 shares of common stock granted by Irrevocable Children's Trust upon completion of the employment term. Amortization of compensation related to employment contract totaled $94,433 and $108,000 paid to STAR Associates LLC , with total expense of $202,433 to each Mr. Ciri and Mr. Glashow.

(11) Effective the end of business December 31, 2003 Mr. Ciri resigned as Chief Executive Officer, and on February 4, 2004 resigned from his position as Chairman of the Board of Directors. Effective January 31, 2004, Andrew Glashow resigned as President and on February 4, 2004, he resigned as a director. Mr. Kenneth L. Shirley was appointed to the position of Chief Executive Officer effective January 1, 2004 and was appointed President, to be effective January 31, 2004. Mr. Shirley receives a salary equal to $200,000 per annum and a signing bonus of $40,000. The agreement provides for a two-year term subject to earlier termination by either party. We will provide Mr. Shirley with warrants to purchase up to 500,000 shares of our common stock at an exercise price of $0.77 with an expiration date of three years from the date of issuance and a provision for cashless exercise. Effective May 3, 2004, these warrants were cancelled and regrated at a price of $0.40 per share with the same characteristics as the original options.

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/ SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Robert E. Ciri Daniel Guimond	50,000(1) 75,000(2)	9.0% 13.5%	$0.75 $0.75	July 24, 2008 July 24, 2008

 (1) Issued to Mr. Ciri, our Chairman Chief Executive Officer in return for services as a Director on July 24, 2003, the options have a $0.75 exercise price and are valid until July 24, 2008. Mr. Ciri has resigned from his position as Chief Executive Officer effective the close of business on December 31, 2003 and resigned as a director effective February 4, 2004; therefore these options have been cancelled.

(2) Issued to Mr. Guimond, our Chief Financial Officer effective February 2004. Mr. Guimond was our Acting Chief Financial Officer and Corporate Controller on July 24, 2003 when these options were issued, the options have a $0.75 exercise price and are valid until July 24, 2008.

Stock Option Plans

2002 STOCK OPTION PLAN

          On December 18, 2002, our Board of Directors adopted a 2002 Stock Option Plan pursuant to which selected employees, officers, directors and consultants of ours or any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of our common stock in order to attract and retain the services or advice of such employees, officers, directors and consultants and to provide additional incentive for such persons to exert maximum efforts for our success and our affiliates.

          The 2002 Stock Option Plan shall be administered by our Board of Directors or a committee of two or more members of the Board of Directors. It is our intention that the 2002 Stock Option Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The aggregate amount of common stock to be delivered upon the exercise of all options granted under the 2002 Stock Option Plan shall not exceed 1,000,000 shares of common stock. Options granted under the 2002 Stock Option Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Unless otherwise determined by the plan administrator, the options granted under the plan shall have a term of ten years and shall be exercisable in whole or in part, subject to the vesting provisions to be set forth in the relevant option agreement. However, if incentive stock options are granted under the plan to employees who own greater than 10% of the total combined voting power of all classes of our stock or an affiliate thereof, the term of such incentive stock option shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the common stock at the time of grant of the incentive stock option. The exercise price shall be paid in cash, unless otherwise permitted by the plan administrator, consistent with applicable law.

          Options granted under the 2002 Stock Option Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

          Upon termination of an optionee's relationship with us other than for cause, death or total disability, such optionee's options shall expire three months after the date of such termination (unless earlier terminated by its terms) with respect to any unexercised portions thereof. If an optionee is terminated for cause, any option granted under the 2002 Stock Option Plan shall automatically terminated as of the first discovery by us of any reason for termination for cause, and such optionee shall thereupon have no right to purchase any shares pursuant to such option. Upon termination of an optionee's relationship with us because of death or total disability, the optionee's options shall not terminate or cease to be treated as an incentive stock option, as applicable, until the end of the 12 month period following such termination (unless by their terms they sooner terminated and expired).

          Upon a merger (subject to limited exception), acquisition of property or stock, consolidation, separation, reorganization or liquidation of us as a result of which our stockholders receive cash, stock or other property in exchange for their shares of common stock, any option granted under the 2002 Stock Option Plan shall terminate but each optionee shall have the right to exercise all or part of any options (whether or not fully vested) immediately prior to such event. If the stockholders receive capital stock in another corporation after a transaction (subject to limited exception) involving the merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted under the 2002 Stock Option Plan shall be converted into options to purchase shares of common stock in such other corporation subject to appropriate adjustment provided the converted options shall be fully vested upon such conversion, unless otherwise determined by our Board prior to such conversion. Unless sooner terminated by the Board, the 2002 Stock Option Plan shall terminate on November 18, 2012.

2002 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

          On December 18, 2002, our Board of Directors adopted a 2002 Stock Option Plan for Non-Employee Directors to promote our interests and our stockholders by increasing the interest of non-employee directors in our growth and performance by granting such directors options to purchase shares of our common stock. The 2002 Directors Plan shall be administered by the Board of Directors. Only our directors who are "Non-Employee Directors", as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 are eligible to receive options pursuant to the 2002 Directors Plan. The Board has authorized an aggregate of 450,000 shares of common stock to be available for issuance upon the exercise of options granted under the 2002 Directors Plan.

          The 2002 Directors Plan shall be administered by our Board of Directors, provided however that the Board of Directors has no discretion with respect to the selection of directors to receive options or the number or price of the options to be granted under the 2002 Directors Plan. Our Secretary is authorized to implement the Plan in accordance with its terms. It is our intention that the 2002 Directors Plan comply in all respects with Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended.

          Options granted under the 2002 Directors Plan shall be non statutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986. The purchase price per share shall be 100% of the fair market value per share on the date the option is granted. The option price will be paid in cash. Unless otherwise specified in the option, 50% of the options granted under the 2002 Directors Plan shall be exercisable, in whole or in part, commencing of the first anniversary of the date of the grant and the remaining 50% on the second anniversary of the date of the grant, and shall be so exercisable until the date ten years from the date of the grant. On termination of a 2002 Directors Plan participant's service as a Director for any reason, all vested options shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that the options shall not be exercisable beyond the 10 year period.

          Options granted under the 2002 Director Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

          Options granted under the 2002 Director Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Each option granted under the 2002 Director Plan shall be subject to the requirement, if the Board of Directors determines, that the listing of the option shares upon any securities exchange, or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, no such option may be exercised without such listing, consent or approval.

          The Plan may be amended by the Board of Directors; provided that the Board may not, without the consent of our stockholders, increase the number of shares which may be purchased pursuant to options, change the requirement to price the options at fair market value, modify the class of individuals who are eligible to receive options, or materially increase the benefits accruing to participants under the 2002 Directors Plan.

Employment Agreements

Stephen S. Kennedy

          Pursuant to the terms of an Agreement, dated as of August 12, 2002, between Stephen S. Kennedy and Titan PCB West, assumed by us pursuant to the merger with Titan PCB West, Mr. Kennedy receives a salary equal to $140,000 per annum and received immediately exercisable options to purchase 360,000 shares of our common stock, at an exercise price of $1.50 per share, expiring on July 31, 2007. Effective May 3, 2004, these options were repriced to a price of $0.79 per share. The agreement provides for a five year term subject to earlier termination by either party. In the event that Mr. Kennedy's employment is terminated without cause, Mr. Kennedy is entitled to receive severance pay and continued employee benefits for a period of six months after such termination. Effective March 1, 2003, we and Mr. Kennedy agreed orally to reduce his salary to an annual rate of $125,000. Effective December 1, 2003, his salary was readjusted back to $140,000.

Kenneth L. Shirley

          Pursuant to the terms of an Agreement, dated as of December 1, 2003, between Kenneth L. Shirley, our Chief Executive Officer, and us, Mr. Shirley receives a salary equal to $200,000 per annum and a signing bonus of $40,000. The agreement provides for a two-year term subject to earlier termination by either party. We will provide Mr. Shirley with warrants to purchase up to 500,000 shares of our common stock at an exercise price of $0.77 with an expiration date of three years from the date of issuance and a provision for cashless exercise. Effective May 3, 2004, this warrant was cancelled and a replacement warrant for the same amount was issued at a price of $0.40. Mr. Shirley also participates in the employee benefits programs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Our policy is to enter into transactions with related parties on terms that, on the whole, are more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

          On July 29, 2002, we issued 100,000 shares of common stock to Mr. Robert Ciri, a Director since March 3, 2003 and Chairman since May 13, 2003, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between us and Mr. Ciri. Mr. Ciri was named our Chief Executive Officer effective July 29, 2003.

          We are party to a Consulting Agreement dated July 29, 2002 with Star Associates, LLC, a Wyoming limited liability company, of which Mr. Ciri is a member, pursuant to which Star Associates, LLC was issued warrants to purchase up to 350,000 shares of common stock at a purchase price of $2.00, exercisable until August 31, 2007 in consideration of consulting services provided by Star Associates, LLC. The consulting agreement with Star Associates, LLC was amended on March 15, 2003 to provide for additional services to be performed by Star Associates, LLC in return for cash payments of $18,000 per month for a period of one year, beginning April 1, 2003, and additional warrants to purchase 200,000 shares of common stock at a purchase price of $2.00, exercisable until March 15, 2008. All warrants issued to Star Associates LLC were canceled by mutual agreement of Star Associates, LLC in an amendment agreement between the parties dated July 24, 2003. In addition, Star Associates, LLC purchased 13,333 shares of common stock in the Private Placement for $0.75 per share.

          On August 6, 2002, Titan PCB West acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan PCB West common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002. SVPC is controlled by Irrevocable Children's Trust. Our Director, Mr. Marks is the trustee with sole voting and dispositive power of Irrevocable Children's Trust

          On August 6, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, a former executive officer and director, in exchange for 50,000 shares of Titan PCB West common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

          On August 26, 2002, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert their our indebtedness into shares of our common stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of Wisconsin to provide for the issuance of 1,160,764 additional restricted shares to Ohio Investors of Wisconsin and 68,667 additional restricted shares of common stock to Irrevocable Children's Trust, to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002. Our Director, Mr. Marks is the trustee with sole voting and dispositive powers of Irrevocable Children's Trust and Ohio Investors of Wisconsin is controlled by Irrevocable Children's Trust.

          On August 26, 2002, Forest Home Investors I and Phoenix Business Trust , lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home Investors I and Phoenix Business Trust , respectively. Phoenix Business Trust , and Forest Home Investors I, are both controlled by Irrevocable Children's Trust of which Mr. Marks, our Director, is the trustee with sole voting and dispositive powers.

          Our prior manufacturing facility in Santa Clara, California, which we terminated in July 2003, was leased by us on a month-to-month basis at a rate of $12,500 per month from Ohio Investors of Wisconsin, a related party, controlled by David M. Marks, our Director.

          In February 2003, we paid a consulting fee in the amount of $10,000 to Phoenix Investors LLC, a company controlled by David M. Marks, our Director, for services rendered on our behalf.

           On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a former Director of ours, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and our Former President for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 13,333 shares of common stock and Mr. Patty purchased 26,667 shares of common stock, in our Private Placement, at a purchase price of $0.75 per share. Mr. McFall resigned as our Director and Executive Vice President on April 30, 2003. Mr. Patty resigned as our President and Chief Executive effective July 10, 2003.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of our common stock having an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors LLC in consideration for the performance of consulting services. Phoenix Investors LLC is controlled by Irrevocable Children's Trust of which Mr. Marks, our Director, is the trustee with sole voting and dispositive powers. These warrants have now been canceled with the mutual consent of Phoenix Investors LLC and us.

          On April 22, 2003, we issued Mr. Lawrence McFall, then a Director and Executive Vice President of ours, 15,000 shares of our common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

          On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane, now our employee, in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, the current President of Titan PCB East at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. Mr. Glashow is also a managing director of Star Associates LLC, a company co-owned by Mr. Glashow, our President and a Director and Mr. Robert Ciri, our Chairman and Chief Executive Officer.

          On April 22, 2003, we issued Mr. Alfred Covino 25,000 shares of our common stock pursuant to an employment agreement between us and Mr. Covino dated as of February 26, 2003.

          On May 27, 2003, we issued Mr. Joseph Thoman 25,000 shares of our common stock pursuant to an employment agreement between us and Mr. Thoman dated as of May 21, 2003.

          On July 24, 2003 we granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a three-year period from the date of grant. 75,000 of these options were cancelled due to departure of an employee. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

          On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 50% vested on the first anniversary of the date of grant and an additional 50% on the second anniversary of the date of grant. Since these individuals are no longer directors, their options have been cancelled.

          On July 24, 2003, we granted warrants to purchase 1,100,000 shares of our common stock to SBI-USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, contain cashless exercise provisions, and have an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On July 29, 2003, Irrevocable Children's Trust issued warrants to purchase 1,000,000 shares of common stock to each of Robert E. Ciri, our Chairman and Chief Executive Officer and a Director, and Andrew J. Glashow, our President and a Director, each having an exercise price of $0.50 per share, which expire on July 29, 2006. This was originally amended to provide Mr. Ciri and Mr. Glashow 350,000 shares each but later amended to provide them with a cash payment of $60,000 from our largest shareholder and a cash payment of $40,000 from us. This was further amended in July 2004 and we settled this for a payment of $25,000 each which has been paid.

          On August 18, 2003, Irrevocable Children's Trust granted 150,000 shares of common stock to Trilogy Capital Partners Inc. on our behalf pursuant to a Consulting Agreement between us, Trilogy Capital Partners Inc. and Irrevocable Children's Trust dated as of August 18, 2003.

          On January 1, 2004, we granted 500,000 warrants to Kenneth L. Shirley, our Chief Executive Officer, at $0.77 per share, which expire on January 1, 2007. These warrants were cancelled on May 3, 2004 and a new warrant for 500,000 shares was issued for $0.40 pre share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of our common stock as of August 3, 2004 by each person who is known by us to beneficially own more than 5% of our common stock;
    by each of our officers and directors; and
    by all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED(1)	PERCENTAGE OF CLASS PRIOR TO OFFERING(2)	PERCENTAGE OF CLASS AFTER OFFERING(3)
Kenneth L. Shirley
44358 Old Warm Springs Boulevard
Fremont, California 94538

David M. Marks
44358 Old Warm Springs Boulevard
Fremont, California 94538

J. Frank Martin
44358 Old Warm Springs Boulevard
Fremont, California 94538

Stephen S. Kennedy
44358 Old Warm Springs Boulevard
Fremont, California 94538

Daniel Guimond
44358 Old Warm Springs Boulevard
Fremont, California 94538

All Officers and Directors
As a Group (5 persons)
----------------------------
Irrevocable Children's Trust
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	500,000 (4) 12,835,602 (5) 10,000 240,000 (6) 23,750 (7) 13,609,352 (8) 10,969,522	* 52.20% * * * 53.68% 44.66%	* 37.26% * * * 38.65% 31.86%
------------------------
* Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 13, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 24,699,305 shares issued and outstanding on August 3, 2004.

(3) Percentage based on 34,561,805 shares of common stock outstanding, including 9,862,500 shares to be issued registered in this Prospectus.

(4) Includes 500,000 shares of common stock issuable upon exercise of currently exercisable options.

(5) Includes (i) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"); (ii) 72,232 shares held by Irrevocable Children's Trust2 ("ICT2"); (iii) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (iv) 347,579 shares held by Phoenix Investors LLC ("Phoenix Investors"); (v) 6,667 shares held by Forest Home Partners I, LLC ("Forest Home"); (vi) 1,190,779 shares held by Ohio Investors of Wisconsin ("Ohio Investors"); (vii) 100,000 shares held by Mr. Marks; and (viii) 25,000 shares of common stock issuable to Mr. Marks upon exercise of currently exercisable options. Mr. Marks is a trustee with sole dispositive power over the shares of Common Stock held by ICT, ICT2 and Ohio Investors. ICT becamse the direct holder of 2,321,296 shares and 668,000 shares upon the distribution on April 15, 2003 of the holdings of Ohio Investors and SVPC Partners, LLC, respectively, each of which entities was formerly controlled by ICT. ICT2 received its shares upon distributions by the same entities, in which it held an interest. These distributions did not impact the net beneficial ownership of Mr. Marks. Each of Phoenix Trust, Phoenix Investors and Forest Home is controlled by ICT.

(6) Includes 240,000 shares of common stock issuable upon exercise of currently exercisable options.

(7) Includes 23,750 shares of common stock issuable upon exercise of currently exercisable options.

(8) Includes (i) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"); (ii) 72,232 shares held by Irrevocable Children's Trust2 ("ICT2"); (iii) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (iv) 347,579 shares held by Phoenix Investors LLC ("Phoenix Investors"); (v) 6,667 shares held by Forest Home Partners I, LLC ("Forest Home"); (vi) 1,190,779 shares held by Ohio Investors of Wisconsin ("Ohio Investors"); (vii) 100,000 shares held by Mr. Marks; (viii) 10,000 shares held by Mr. Martin; and (ix) 788,750 shares of common stock issuable upon exercise of currently exercisable options. Mr. Marks is a trustee with sole dispositive power over the shares of Common Stock held by ICT, ICT2 and Ohio Investors. ICT becamse the direct holder of 2,321,296 shares and 668,000 shares upon the distribution on April 15, 2003 of the holdings of Ohio Investors and SVPC Partners, LLC, respectively, each of which entities was formerly controlled by ICT. ICT2 received its shares upon distributions by the same entities, in which it held an interest. These distributions did not impact the net beneficial ownership of Mr. Marks. Each of Phoenix Trust, Phoenix Investors and Forest Home is controlled by ICT.

DESCRIPTION OF SECURITIES

COMMON STOCK

          We are authorized to issue up to 950,000,000 shares of common stock, par value $.001. As of August 3, 2004, there were 24,699,305 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

          We have engaged Interwest Transfer Co., Inc., located in Salt Lake City, Utah, as independent transfer agent or registrar.

PREFERRED STOCK

          We are not authorized to issue any shares of preferred stock.

OPTIONS

          Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the merger with Titan PCB West, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions. Effective May 3, 2004, we repriced these options to $0.79 per share.

          On September 30, 2002, we granted non-qualified options to purchase 480,000 shares of common stock to our employees in connection with the merger with Titan PCB West which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. As a result of certain of the termination of the employment relationship between us and certain of these individuals only 240,000 of these options remain outstanding. As a result of certain of these employees no longer being employed by us only 165,000 of these options remain outstanding. Effective May 3, 2004, we repriced 160,000 options to $0.79 per share.

          On December 18, 2002, we granted options to purchase 50,000 shares of our common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 50% vested on the first anniversary of the date of grant. Effective May 3, 2004, we repriced these options to $0.79 per share.

          On July 24, 2003 we granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a three-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act. The Company cancelled 75,000 options due to departure of a certain employee.

          On December 31, 2003, we granted 95,000 options issued to certain employees. These options were issued at $0.75 per share and have an expiration date of December 31, 2008 and are 25% vested on the dated of grant with additional three-year vesting on the remaining amount.

          On January 1, 2004, we granted 50,000 options at $0.58 per share to Kenneth Shirley and David Marks as their positions as directors. These options vest 50% on the one year anniversary of date of grant and an additional 50% on the second anniversary of the date of grant. These options expire on January 1, 2014.

          On February 9, 2004, we granted 50,000 options issued to J. Frank Martin upon his becoming a director. These options were issued at $0.57 per share, have an expiration date of February 9, 2014 and vest 50% on the one year anniversary of the date of grant and an additional 50% on the second anniversary of the date of grant. These options expire February 9, 2014.

          On May 3, 2004, we granted 60,000 options issued to certain employees. These options were issued at $0.75 per share and have an expiration date of May 3, 2014 and vest 25% upon date of grant with an additional three-year vesting on the remaining portion.

WARRANTS

           In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our former legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a Form SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003.

          On July 24, 2003, we granted warrants to purchase 1,100,000 shares of our common stock to SBI-USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, contain cashless exercise provisions, and have an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          Under a Securities Purchase Agreement dated November 20, 2003, we issued 950,000 warrants to Laurus Master Fund. The warrants are exercisable until November 20, 2010 at purchase prices ranging from $0.83 to $0.97 per share

          On January 1, 2004, we granted 500,000 warrants to Kenneth L. Shirley, our Chief Executive Officer, at $0.77 per share, which expire on January 1, 2007. On May 3, 2004, we cancelled these warrants and reissued these warrants at $0.40 per share.

          In connection with a Securities Purchase Agreement dated March 30, 2004, we issued 750,000 warrants to purchase shares of our common stock. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.50 per share.

          In connection with an amendment dated June 29, 2004 to the Securities Purchase Agreement dated March 30, 2004, we issued 1,800,000 warrants to purchase shares of our common stock. The warrants are exercisable until seven years from March 3, 2004 at a purchase price of $0.50 per share.

CONVERTIBLE SECURITIES

          Approximately 7,312,500 shares of common stock are issuable upon conversion of outstanding convertible notes, excluding interest, issued pursuant to the Securities Purchase Agreement dated March 30, 2004 and was amended on June 29, 2004.

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with one accredited investor on March 30, 2004 for the sale of (i) $750,000 in convertible notes and (ii) warrants to buy 750,000 shares of our common stock. On June 29, 2004, amended the Securities Purchase Agreement with the accredited investor for the additional sale of (i) $1,500,000 in convertible notes and (ii) warrants to buy 1,800,000 shares of our common stock.

          This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

          Each of the convertible notes accrues interest at a rate per annum equal to the greater of

          - the prime rate published in The Wall Street Journal plus 3%; or
          - 7%.

          subject to possible downward adjustment if:

          - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and

          - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such convertible notes exceeds the then applicable fixed conversion price by 25 basis points (0.25), in which event the interest rate for the succeeding calendar month shall automatically be reduced by 25%. Each of the Notes has a maturity date of March 30, 2007.

          The outstanding principal and accrued interest under each convertible notes is convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.40 per share. Each convertible notes may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of common stock if and to the extent the average closing price of the common stock is greater than 110% of the conversion price for at least 5 consecutive trading days, subject to certain limitations.

          The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation. Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

          Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well. Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.

          Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well. Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. Article V of our Bylaws makes the provisions of Section 16-10a-902(1) mandatory with respect to the indemnification of our directors and executive officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

          The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

    ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
    block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
    an exchange distribution in accordance with the rules of the applicable exchange;
    privately-negotiated transactions;
    broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
    through the writing of options on the shares;
    a combination of any such methods of sale; and
    any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

          The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

          The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

          The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

          We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

          If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

          The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

    that a broker or dealer approve a person's account for transactions in penny stocks; and
    the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

          In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and
    make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

          The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

    sets forth the basis on which the broker or dealer made the suitability determination; and
    that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

          Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

          The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

          The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Notes and/or Warrants*	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering (4)	Percentage of Common Stock Owned After Offering (4)
Laurus Master Fund, Inc. (3)	8,925,000	28.51%	Up to 9,862,500 shares of common stock	1,298,770 (2)	4.99%	--	--

* This column represents the number based on a conversion price of $0.40, divided into the principal amount, excluding interest.

 ** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

          The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the convertible notes and exercise of warrants, based on a conversion price of $0.40. Because the number of shares of common stock issuable upon conversion of the convertible notes is dependent in part upon the fluctuation of the interest rate on the convertible notes prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate and cannot be determined at this time.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C. We have been notified by the selling stockholder that it is not a broker-dealer or affiliate of a broker-dealer and that they believe they are not required to be a broker-dealer.

(4) Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE NOTES

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with one accredited investor on March 30, 2004 for the sale of (i) $750,000 in convertible notes and (ii) warrants to buy 750,000 shares of our common stock. On June 29, 2004, we amended the Securities Purchase Agreement with the accredited investor for the additional sale of (i) $1,500,000 in convertible notes and (ii) warrants to buy 1,800,000 shares of our common stock.

          This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

          Each of the convertible notes accrues interest at a rate per annum equal to the greater of

          - the prime rate published in The Wall Street Journal plus 3%; or
          - 7%.

          subject to possible downward adjustment if:

          - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and

          - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such convertible notes exceeds the then applicable fixed conversion price by 25 basis points (0.25), in which event the interest rate for the succeeding calendar month shall automatically be reduced by 25%. Each of the Notes has a maturity date of March 30, 2007.

          The outstanding principal and accrued interest under each convertible notes is convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.40 per share. Each convertible notes may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of common stock if and to the extent the average closing price of the common stock is greater than 110% of the conversion price for at least 5 consecutive trading days, subject to certain limitations.

          125% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

          The warrants are exercisable until seven years from the date of the Securities Purchase Agreement at a purchase price of $0.50 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the convertible notes issued pursuant to the Securities Purchase Agreement, dated March 30, 2004 and June 29, 2004.

          The conversion price of the convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

          The selling stockholders have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

          A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

LEGAL MATTERS

          Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

          Stonefield Josephson, Inc., independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at August 31, 2003 and 2002 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

          We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Ventures-National Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

          We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov

INDEX TO FINANCIAL STATEMENTS VENTURES-NATIONAL INCORPORATED AND SUBSIDIARIES INDEX TO FINANCIAL STATEMENTS

For the Years Ended August 31, 2003 and August 31, 2002
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet
Consolidated Statement of Operations
Consolidated Statement of Stockholders' Deficit

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements
F-1 F-2 F-3 F-4 to F-5 F-6 to F-7 F-8 to F-23
For the Three and Nine Months Ended May 31, 2004 and May 31, 2003 (Unaudited)
Condensed Consolidated Balance Sheet Condensed Consolidated Statements of Operations Condensed Consolidated Statements of Cash Flows Notes to the Condensed Consolidated Financial Statements	F-24 F-25 F-26 F-27 to F-32

58
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ventures-National, Inc.
(dba Titan General Holdings, Inc.)
Fremont, California

We have audited the accompanying consolidated balance sheet of Ventures-National, Inc. (dba Titan General Holdings) as of August 31, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended August 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2003, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's working capital deficit and significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 2, 2003 F - 1
VENTURES-NATIONAL INCORPORATED (D/B/A TITAN GENERAL HOLDINGS, INC.) CONSOLIDATED BALANCE SHEET AS OF AUGUST 31, 2003
ASSETS

Current assets:
Cash
Accounts receivable--trade (less allowance for doubtful
   accounts of $65,211 and allowance for sales returns of $24,000)
Inventory, net
Prepaid expenses and other current assets
Total current assets
Equipment and improvements, net
Intangible assets, net
Other assets
Total assets

$ 96,973 1,643,599 408,189 50,241 2,199,002 2,751,648 36,938 155,092 $ 5,142,680

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of capitalized lease obligations
Current portion of long-term debt
Lines of credit
Loans and notes payable to related parties
Accounts payable--trade
Accrued liabilities
Total current liabilities
Capitalized leases less current portion
Long-term debt less current portion
Total liabilities
Commitments and contingencies
Stockholders' deficit:
Common stock--$0.001 par value; 950,000,000 shares authorized;
14,624,687 shares issued and outstanding
Additional paid-in capital
Accumulated deficit
Deferred compensation
Total stockholders' deficit
Total liabilities and stockholders' deficit	$ 204,751 377,938 1,352,060 905,965 1,940,649 991,850 5,773,213 228,881 257,442 6,259,536 14,625 9,149,669 (8,208,979) (2,072,171) (1,116,856) $ 5,142,680

The accompanying notes form an integral part of the consolidated financial statements. F - 2
VENTURES-NATIONAL INCORPORATED (D/B/A TITAN GENERAL HOLDINGS, INC.) CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED AUGUST 31,

Sales
Cost of sales
Gross profit

Operating expenses:
Sales and marketing
General and administrative expenses
Merger costs
Restructuring costs
Costs of moving manufacturing plants
Income (loss) from operations

Other income (expenses):
Interest expense
Miscellaneous
Loss before income taxes
Income taxes
Net loss
	2003 $ 10,204,672 9,588,291 616,381 1,235,807 4,034,665 649,139 579,456 164,512 (6,047,198) (565,977) 112,747 (6,500,428) -- $ (6,500,428)	2002 $ 8,321,292 7,079,941 1,241,351 851,444 1,241,777 420,611 -- -- (1,272,481) (484,487) 26,167 (1,730,801) -- $ (1,730,801)
Loss per share: Basic and diluted Number of weighted average shares: Basic and diluted	$ (0.52) 12,398,023	$ (0.26) 6,615,598
The accompanying notes form an integral part of the consolidated financial statements. F - 3
VENTURES-NATIONAL INCORPORATED (D/B/A TITAN GENERAL HOLDINGS, INC.) CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT) FOR THE YEARS ENDED AUGUST 31, 2003 AND 2002
COMMON STOCK		ADDITIONAL PAID-IN	ACCUMULATED
SHARES	PAR VALUE	CAPITAL	DEFICIT
Balance, August 31, 2001
Acquisition of SVPC Partners LLC assets
Issuance of common stock to relate party as consulting fees at $0.10 per share
Issuance of common stock for compensation to related party at $1.50 per share
Issuance of common stock to retire loans payable to related parties at $1.50 per share
Reverse acquisition between Titan Acquisition Corp, and Titan PCB West, Inc. on August 30, 2001
Issuance of warrants to consultants
Net loss
Balance, August 31, 2002
Issuance of common stock as financing cost
Issuance of common stock for professional services
Issuance of common stock for investment in Coesen
Issuance of common stock for debt conversion to related parties
Issuance of common stock for debt conversion to loan holders
Issuance of common stock in relation to employment contracts
Issuance of common stock in public offering
Issuance of stock in private offering
Issuance of warrants as financing costs for future offering
Issuance of options as director fees
Issuance of employee options
Issuance of warrants by shareholder for consulting service
Issuance of warrants by stockholder for professional services
Amortization of deferred compensation
Net Loss
Balance, August 31, 2003
800,000 5,800,000 100,000 50,000 130,490 99,211 -- -- 6,979,701 320,000 1,161,000 30,000 2,458,862 400,000 50,000 3,125,124 100,000 -- -- -- -- -- -- -- 14,624,687	$ 800 5,800 100 50 130 99 -- -- 6,979 320 1,161 30 2,459 400 50 3,126 100 -- -- -- -- -- -- -- $ 14,625	$ 898,423 (800) 9,900 74,950 195,605 (9,759) 13,396 -- 1,181,715 239,680 920,019 22,470 1,841,688 299,600 37,450 1,987,390 74,900 507,375 161,532 173,250 (1,537,600) 165,000 -- -- $ 9,149,669	$ 22,250 -- -- -- -- -- -- (1,730,801) (1,708,551) -- -- -- -- -- -- -- -- -- -- -- -- -- -- (6,500,428) $(8,208,979)
The accompanying notes form an integral part of the consolidated financial statements F - 4
DEFERRED COMPENSATION	TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)
Balance, August 31, 2001
Acquisition of SVPC Partners LLC assets
Issuance of common stock to related party as consulting fees at $0.10 per share
Issuance of common stock for compensation to related party at $1.50 per share
Issuance of common stock to retire loans payable to related parties at $1.50 per share
Reverse acquisition between Titan Acquisition Corp, and Titan PCB West, Inc. on August 30, 2001
Issuance of warrants to consultants
Net loss
Balance, August 31, 2002
Issuance of common stock as financing cost
Issuance of common stock for professional services
Issuance of common stock for investment in Coesen
Issuance of common stock for debt conversion to related parties
Issuance of common stock for debt conversion to loan holders
Issuance of common stock in relation to employment contracts
Issuance of common stock in public offering
Issuance of stock in private offering
Issuance of warrants as financing costs for future offering
Issuance of options as director fees
Issuance of employee options
Issuance of warrants by shareholder for consulting service
Issuance of warrants by stockholder for professional services
Amortization of deferred compensation
Net Loss
Balance, August 31, 2003
$ -- -- -- -- -- -- -- -- -- -- (39,000) -- -- -- (37,500) -- -- (507,375) -- (173,250) (1,537,600) -- 222,554 -- $(2,072,171)	$ 921,473 5,000 10,000 75,000 195,735 (9,660) 13,396 (1,730,801) (519,857) 240,000 882,180 22,500 1,844,147 300,000 -- 1,990,516 75,000 -- 161,532 -- -- 165,000 222,554 (6,500,428) $(1,116,856)
The accompanying notes form an integral part of the consolidated financial statements F - 5

VENTURES-NATIONAL INCORPORATED (D/B/A TITAN GENERAL HOLDINGS, INC.) CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation
Amortization of intangible assets
Bad debt and sale return allowance
Loan fees to lender
Non cash compensation
Inventory reserve
Interest expense as stock issuance amortization
Loss on sale of SID equipment
Changes in operating assets and liabilities:
Accounts receivable
Inventory
Prepaid expenses and other current assets
Other assets
Accounts payable
Accrued liabilities
Total adjustments
Net cash provided by (used in) operating activities

Cash flows from investing activities:
Purchases of assets pursuant to
purchase agreements, net of cash acquired
Proceeds from sale of SID equipment
Equipment and improvements expenditures, net
Net cash used in investing activities

Cash flows from financing activities:
Principal proceeds on notes
and loans payable from related parties
Proceeds from issuance of long term debt
Proceeds from issuance of lines of credit
Proceeds from public stock offering, net
Proceeds from private stock offering, net
Proceeds from issuance of notes payable
Proceeds from related party borrowing
Payments on notes and loans payable
Payments on long-term debt
Payments on capitalized lease obligations
Proceeds from contributions by stockholders
Net cash provided by (used in) financing activities

Net increase (decrease) in cash
Cash and cash equivalents at beginning of year
Cash and cash equivalents at end of year

$(6,500,428)

422,391
13,044
21,260
--
1,431,265
10,000
105,965
495,274

(427,109)
(73,877)
64,021
3,467
1,354,976
     515,746
  3,936,423
(2,564,005)

(518,160)
30,000
   (744,264)
(1,232,424)

--
441,296
618,376
1,990,516
75,000
640,000
200,000
(64,893)
(66,349)
(17,251)
             --
3,816,695

20,266
     76,707
$   96,973

$(1,730,801)

420,727
13,029
126,182
100,000
98,396
--
20,000
--

(227,668)
142,609
35,202
(115,834)
578,290
               --
   1,190,933
    (539,868)

--
--
    (620,417)
     (620,417)

1,582,419
--
--
--
--
--
--
(334,730)
(104,693)
(91,138)
        5,000
  1,056,858

(103,427)
    180,134
$    76,707

The accompanying notes form an integral part of the consolidated financial statements F - 6
VENTURES-NATIONAL INCORPORATED (D/B/A TITAN GENERAL HOLDINGS, INC.) CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31,
2003	2002
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest
    Income taxes

Non cash activities:
  Loans and notes payable for
    purchase of property and equipment
  Company self imposed penalty for
    timing of registration statement
  Issuance of common stock for consulting fees
  Issuance of common stock to related party as compensation
  Issuance of common stock to related parties to retire debt
  Issuance of common stock for acquisition of
    intangible assets from related party
  Borrowings from related party to retire term loan
  Issuance of common stock as interest expense
  Issuance of common stock as deferred compensation
   Issuance of common stock as financing costs
  Issuance of options at less than market value
  Issuance of options/warrants as deferred compensation
$ 275,392 $ -- $ -- $ 209,443 $1,086,180 $ -- $2,144,147 $ 22,500 $ -- $ 105,965 $ 37,500 $ 507,375 $ 161,532 $1,710,850	$ 504,713 $ -- $ 15,700 $ -- $ 10,000 $ 75,000 $ 195,735 $ -- $1,741,146 $ -- $ -- $ -- $ -- $ --
The accompanying notes form an integral part of the consolidated financial statements
F - 7
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. NATURE OF BUSINESS:
BUSINESS ACTIVITY:

          Ventures-National, Inc. (dba Titan General Holdings, Inc.) (the "Company") was formed on March 1, 1985 as an Utah corporation. Before its wholly owned subsidiary, Titan EMS Acquisition Corp. (Acquisition Corp.), merged with Titan PCB West, Inc. (Titan) (formerly Titan EMS, Inc.), the Company had no revenue and minimal amount of expenses.

          Titan, a wholly owned subsidiary of Ventures-National, Inc., was formed on March 27, 2001, as a Delaware corporation, with its former principal office in Santa Clara, California. In its Santa Clara facilities, Titan manufactures PCBs, with emphasis on time critical production for both prototype and low-to-medium volume orders. Its customers are located throughout the United States with a concentration in California. During the year ended August 31, 2003, Titan PCB West, Inc. was relocated to a facility in Fremont, CA and Ventures National formed a subsidiary, Titan PCB East, Inc., and purchased the assets of Eastern Manufacturing Corporation.

NATURE OF BUSINESS:

          We are a fabrication service provider of time sensitive, high tech, prototype and pre-production rigid and rigid flex printed circuit boards ("PCBs") providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan PCB West, Inc. and Titan PCB East, Inc. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment.

          Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Our focus is on high quality niche Rigid and HVR Flex(TM) (rigid flex) printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a competitive price.

Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.
MERGER ACTIVITY:

          On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures-National, Inc. ("Ventures"). The Merger became effective on August 30, 2002 at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan was converted into one option of Ventures.

          For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

          The accompanying consolidated financial statements as of August 31, 2002, include the operating results of Titan up to the closing day of August 30, 2002 and the operating results of Ventures after August 30, 2002.

F - 8
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS (CONT'):

BASIS OF PRESENTATION:

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At August 31, 2003, the Company had a working capital deficit of $3,574,211 and an accumulated deficit of $8,208,979.

Management plans to take the following steps that it believes will be sufficient to provide Titan with the ability to continue its operations:

          Management intends to raise additional equity through a combination of equity and non-equity financing. Titan plans to use the proceeds of theses transactions to expand its current product offering to allow for additional processing services for its customers. Management anticipates sales to grow as a result of additional customer offerings. Management believes that theses financing options and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

          The accompanying consolidated statements of operations also include the operating results of SVPC Partners, LLC from September 1, 2001 to August 6, 2002 (date of merger with Titan), of Titan from August 7, 2002 to August 30, 2002, and of Ventures on August 31, 2002. During fiscal 2003, we purchased the assets of Eastern Manufacturing Corporation and therefore the results of this division have also been included since February 27, 2003.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
CONSOLIDATION POLICY:

          The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Titan EMS Acquisition Corp., which merged with Titan PCB West, Inc. under a reverse-merger effective August 30, 2002 and Titan PCB East, Inc. All material intercompany transactions have been eliminated.

USE OF ESTIMATES:

          The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION:

          The Company derives its revenue primarily from the sale of PCBs using customers' design plans and recognizes revenues when products are shipped to customers. Provisions for discounts to customers, estimated returns and allowances are provided for the same period the related revenue is recorded by using an estimate based on a percent of Accounts Receivable which is consistent with or historical activity and our industry peers policy. This allowance is also checked against the percentage of Accounts Receivable that are over 90 days and Accounts Receivable that may be in dispute due to a change in customer specifications. Given the current market conditions that percent is approximately four percent of outstanding accounts receivable. The percentage used may fluctuate as market conditions for our customers change over time.

CASH AND CASH EQUIVALENTS:

          The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents and consist primarily of interest-bearing bank accounts and short-term debt securities. As of August 31, 2003, the Company had no short-term debt securities.

CONCENTRATION OF CREDIT RISK:

          The Company generally extends credit to its customers, which are concentrated in the computer and electronics industries and performs ongoing credit evaluations of its customers. Typically, the Company does not require collateral. The Company routinely reviews the collectibility of its accounts receivable and provides an allowance for potentially uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. At August 31, 2003, the Company provided an allowance for doubtful accounts of $65,211 and an allowance for sales returns of $24,000.

F - 9
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'):
INVENTORIES:
Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).
PROPERTY, EQUIPMENT AND IMPROVEMENTS:

          Property, equipment and improvements are valued at cost. Depreciation and amortization are provided using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lease term.

The estimated service lives of property, equipment and improvements are as follows:
Automobile Office equipment Production equipment Leasehold improvements Software	5 years 7 years 7 years 3 years 3 years
INTANGIBLE ASSETS:
Intangible assets include cost to acquire customer accounts, which is amortized on a straight-line basis over a period of five years. Accumulated amortization was $28,256 at August 31, 2003.
LONG-LIVED ASSETS:

          In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 relates to assets that can be amortized and the life can be determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

          During the year ended August 31, 2002, the Company purchased certain assembling equipment and fixed assets and incurred certain setup cost for its System Integration Division. Such cost was being capitalized as Construction in Progress. During the year ended August 31, 2003, the Company decided not to pursue this aspect of the business, sold the assets for $30,000 and wrote off the prior year's capitalized costs. Included in the non-recurring cost is loss of $495,274 related to disposing such assets and capitalized costs.

ADVERTISING:
The Company expenses advertising costs when incurred. Advertising expense totaled $22,483 and $6,146 for the years ended August 31, 2003 and 2002, respectively.
BASIC AND DILUTED LOSS PER SHARE:

          In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflects a stock split of 3,866.667 to 1 which took place during the year ended August 31, 2002. As of August 31, 2003, the Company has approximately 2,364,000 common stock equivalents.

F - 10
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'):
INCOME TAXES:

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent upon generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

          The carrying amount of the Company's cash and cash equivalents, accounts receivable, notes payable, accounts payable, and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

COMPREHENSIVE INCOME:

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2003 and 2002, the Company had no items that represented other comprehensive income and, therefore, has not included a schedule of comprehensive income in the consolidated financial statements.

SEGMENT REPORTING:

          Based on the Company's integration and management strategies, the Company operated in a single business segment. For the years ended August 31, 2003 and 2002, substantially all revenue has been derived from domestic operations.

RECLASSIFICATION:
Certain reclassifications have been made to the 2002 consolidated financial statements to conform to the 2003 presentation.
STOCK-BASED COMPENSATION:

          The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

          In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No.123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS No. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the third quarter of fiscal 2003.

          At August 31, 2003, the Company has not adopted a stock-based compensation plan, but has issued options to certain of its employees and executive officers. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, to stock based employee compensation:

F - 11

VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'):
2003	2002
Net loss, as reported
Add: Compensation recognized under APB No. 25
Deduct: Compensation recognized under FAS 123
Proforma net loss

Loss per share:
Basic and diluted, as reported
Basic and diluted, proforma
$(6,500,428) 34,650 (50,883) $(6,516,661) $ (0.52) $ (0.53)	$(1,730,801) -- -- $(1,730,801) $ (0.26) $ (0.26)

NEW ACCOUNTING PRONOUNCEMENTS:

          In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

          In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement does not have a material effect on the Company's financial position, results of operations, or cash flows.

          In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this Statement did not have a material impact to the Company's financial position, results of operations or cash flows.

          During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its consolidated financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

F - 12
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'):

          In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Statement 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

          In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

3. MERGERS AND ACQUISITIONS:
MERGER WITH VENTURES-NATIONAL, INC.

          On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures. The Merger became effective on August 30, 2002 (after the date was closed) at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one Venture options.

          For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

MERGER WITH SVPC PARTNERS, LLC

          On August 6, 2002, prior to its merger with Ventures, and except for real estate and related obligations, Titan purchased all operating assets and assumed all operating liabilities of SVPC Partners, LLC (an affiliate company of Titan), by issuing 800,000 shares of Titan's stock to SVPC Partners, LLC. Before this acquisition, Titan had no revenue and limited operating expenses. Subsequent to the transactions, SVPC Partners, LLC owned approximately 12% of the total issued and outstanding shares of Titan, while approximately 88% of those were owned by Irrevocable Children's Trust.

          This transaction is considered a re-capitalization where the controlling shareholder of SVPC Partners, LLC and Titan remains the controlling shareholder of the combined company after this transaction. The historical financial statements of SVPC Partners, LLC became the historical financial statements of Titan up to August 5, 2002.

Immediately before this transaction, the net assets of Titan were immaterial to the combined balance sheet.
ACQUISITION OF EASTERN MANUFACTURING CORPORATION

          On February 27, 2003, the Company's wholly owned subsidiary, Titan PCB East, Inc. ("Titan East"), acquired substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuit boards using the patented HVR Flex(TM) process ("EMC"). Pursuant to an agreement, dated February 27, 2003, between Titan East and Eastern Bank ("Eastern Bank"), the secured lender of EMC, Eastern Bank sold to Titan East, among other things, equipment, work-in-progress, inventory, technology, patent licenses, and customer lists, by means of a foreclosure sale in accordance with the laws of the Commonwealth of Massachusetts and with the consent of EMC. The Company intends to continue to use the purchased assets to manufacture rigid-flex printed circuit boards, as well as time sensitive, high tech, prototype, and pre-production printed circuit boards.

F - 13
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
3. MERGERS AND ACQUISITIONS (CONT'):

          Pursuant to the terms of the Agreement, the purchase price was $500,000. The purchase price was determined by negotiation between the Company and Eastern Bank. The company incurred additional cost of $13,160 related to the purchase which have been added to the original purchase price.

          In a related but separate transaction, prior to the purchase of the EMC assets by Titan East, Titan East entered into an accounts receivable factoring agreement whereby Titan East purchased the current accounts receivable of $53,507 from EMC for $50,000.

The purchase price of acquisition of EMC's assets was allocated as follows:
Inventories Property and equipment Furniture and fixtures Purchase Price	$ 46,313 460,017 6,830 $513,160

          The allocation of the purchase price is preliminary and is subject to revision, which is not expected to be material, based on the final valuation of the net assets acquired. Merger related cost was expensed as incurred.

The proforma financial information is not presented as the acquisition was not considered significant or material on the date of the acquisition.
INVESTMENT IN COESEN, INC.

          Effective March 5, 2003, the Company purchased ten (10) shares (the "Shares") of common stock, par value $0.01 per share, of Coesen Inc. Inc., a New Hampshire corporation ("Coesen Inc."), representing 33.3% of the issued and outstanding shares of Coesen Inc. common stock from Mr. Howard Doane pursuant to a Stock Purchase Agreement among the Company, Coesen Inc. and Mr. Doane (the "Stock Purchase Agreement"). In consideration for the Shares, the Company issued thirty thousand (30,000) shares of its common stock and paid $5,000 in cash, to Mr. Doane. In connection with the acquisition of the Shares, David M. Marks, Director of the Registrant, was elected to the Board of Directors of Coesen Inc. and Mr. Doane resigned as a director of Coesen Inc.. In addition, Mr. Doane and the two other stockholders of Coesen Inc. entered into a stockholders agreement with Coesen Inc. dated as of March 5, 2003 pursuant to which the stockholders agreed not to take actions not in the ordinary course of business including, without limitation, incurring of indebtedness outside the ordinary course, liquidating or dissolving Coesen Inc., merging or consolidating Coesen Inc. with another entity, issuing or redeeming any equity, in each case without the prior written consent of the Company.

4. INVENTORIES:
Inventories as of August 31, 2003 consist of the following:
Raw materials Work in process Finished goods	$158,765 198,849 50,575 $408,109

At August 31, 2003, the reserve for obsolescence was $30,000, which represents an increase of $10,000 from August 31, 2002.
F - 14
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5. PROPERTY, EQUIPMENT, AND IMPROVEMENTS:
A summary as of August 31, 2003, is as follows:
Automobiles Office equipment Production equipment Leasehold improvements Software Less accumulated depreciation and amortization	$ 26,684 56,895 3,065,355 373,674 26,149 $ 3,548,757 797,109 $ 2,751,648
Depreciation and amortization expense for property, equipment, and improvements amounted to $422,391 and $420,727 for the years ended August 31, 2003 and 2002, respectively.
6. INTANGIBLE ASSETS:

A summary is as follows:

Customer list Less accumulated amortization	$ 65,194 28,256 $ 36,938

Amortization expense for intangible assets amounted to $13,044 and $13,029 for the years ended August 31, 2003 and 2002.
7. PRIVATE PLACEMENT OFFERING AND DEBT CONVERSION:

          We raised $1,990,516 (net of related cost) from our private placement offering that closed on January 9, 2003 (the "Private Placement") and two additional private placements on February 3, 2003. In connection with these placements, the Company issued 3,125,124 shares of Common Stock at $0.75 per share (which includes self imposed company penalty for late registration of shares). Of the total raised to date, we received $1,690,516 during the year 2003 and $300,000 during August 2002.

          During the quarter ended February 28, 2003, the Company had two notes/loans payable to related parties, which were converted into a total of 2,458,862 shares of common stock at $0.75 per share. During the quarter ended November 30, 2002, the Company had two non-interest bearing loans payable totaling $300,000 ($150,000 each) which were converted into 400,000 shares of common stock at $0.75 per share.

8. LOANS AND NOTES PAYABLE:
NON-RELATED PARTIES

          On June 28, 2002, the Company entered into a loan and security agreement (the "Alco Agreement") with Alco Financial Services ("Alco"), an entity owned by an individual who subsequently became a member of its Board of Directors at the time, and paid a loan fee of $24,000 which is being amortized to interest expense at $2,000 per month. Under the terms of the Alco Agreement, the Company can borrow up to the sum of (1) 80% of the net face value of the Titan PCB West Inc.'s eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of eligible inventory. The Alco Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement originally matures on June 28, 2003 and extended to December 2003, and is secured by all accounts receivable and inventory of the Titan PCB West, Inc. The Company is subject to certain restrictions and covenants under the Alco Agreement. During the year ended August 31, 2003, the Company amortized loan fees of $18,000 and paid interest of $159,438. During the quarter ended February 28, 2003, the owner of Alco resigned as a member of the Company's Board of Directors. The outstanding principal balance was $1,005,639 at August 31, 2003 and was paid off in November 2003.

F - 15
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
8. LOANS AND NOTES PAYABLE (CONT'):

          On May 9, 2003, the Company entered into a loan and security agreement (the "Equinox Agreement") with Equinox Business Credit Corp. ("Equinox"), and paid a loan fee of $19,000 which was expensed during the year. Under the terms of the Equinox Agreement, the Company can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400,000 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2005 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. The Company is subject to certain restrictions and covenants under the Agreement. During the year ended August 31, 2003, the Company paid interest of $77,017. The outstanding principal balance was $346,421 at August 31, 2003.

RELATED PARTIES

          Before the re-capitalization between Titan and SVPC Partners, LLC on August 6, 2002, Ohio Investors of Wisconsin, an affiliate of Titan, paid off the outstanding balance of the term loan owed by SVPC partners, LLC for approximately $3,141,146. SVPC Partners, LLC sold the land and buildings to Ohio Investors Wisconsin for approximately $1,400,000, which was used to reduce the amount owed to Ohio Investors of Wisconsin to $1,741,146. The Company entered into a loan agreement with Ohio Investors of Wisconsin for the remaining unpaid balance of $1,741,146. At the option of Ohio Investors of Wisconsin loan balance is convertible into 2,321,528 shares of Ventures' common stock after the merger with Ventures at a price of $0.75 per share, which approximates the fair market value per share based on the management's assessment. Based on the conversion terms, no beneficial conversion feature is included with this convertible note. According to EIFT 00-27, no discount or premium is recorded. Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 2,321,528 shares of Ventures' common stock at $0.75 per share.

          At November 30, 2002, the Company owed approximately $353,000 of a non-interest bearing loan to a major shareholder. In December 2002, $103,000 of the obligation was converted into 137,333 shares of common stock at $0.75 per share. In addition, the Company made cash repayments of $50,000 during the year. $200,000 remained unpaid as of August 31, 2003.

          In August 2002, the Company obtained two non-interest bearing loans payable totaling $300,000 ($150,000 each). Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 400,000 shares of Ventures' common stock at $0.75 per share.

The Company had two unsecured 10% loans payable totaling $195,735 to affiliated companies. On August 31, 2002, the Company converted the loans into 130,490 shares of its common stock at $1.50.

          On February 27, 2003, the Company entered into an unsecured promissory note agreement with several individual lenders. Under the terms of the agreement, the Company agreed to sell up to $640,000 principal amount of promissory notes to these individual lenders which notes have an interest rate of the lower of (i) 24% or (ii) maximum legal rate. Interest on these notes is payable quarterly, and unpaid principal and interest shall be payable on February 27, 2004. In connection with this financing, on February 27, 2003, the Company issued 320,000 shares of its common stock to the lenders as a financing cost with a value of $240,000, which was classified as discount of the notes. For the year ended August 31, 2003, the Company amortized $106,965 of the discount using the interest method. As of August 31, 2003, the investors had purchased and the Company had issued promissory notes under this Agreement having an aggregate principal amount of $505,965 (net of unamortized discount of $134,035)

In August 2003, the Company received two short-term loans from our CEO and President in the amounts of $150,000 and $50,000, respectively.
9. LONG-TERM DEBT:
A summary as of August 31, 2003, is as follows:

          Unsecured 6.25% note payable to a financing company, payable in monthly installments of $11,133, including interest. The unpaid balance of $230,771 is all current as of August 31, 2003. The Company also has a term loan form Equinox which it entered into on May 9, 2003 for $441,330 which is payable in equal monthly installments of $12,259 thru May 2006.

          In January 2002, SVPC Partners, LLC secured a non-interest bearing auto loan for $15,700 and is required to make monthly payments of $436 through February 2005. As of August 31, 2003, the outstanding balance of this loan was $7,850 which was expected to be repaid within the next fiscal year. The Company assumed the outstanding balance of this loan pursuant to its purchase of SVPC Partners, LLC on August 6, 2002.

F - 16
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
9. LONG-TERM DEBT (CONT'):
A summary of the long-term debt maturities at August 31, 2003 is as follows:
Year ending August 31, 2004 2005 2006 Thereafter	$ 377,938 147,110 110,332 -- $635,380
10. OBLIGATIONS UNDER CAPITAL LEASES:
The following is a schedule by years of future minimum lease payments required under capital lease obligations together with the present value of the net minimum lease payments, as of August 31, 2003:
Year ending August 31, 2004 2005 2006 Thereafter Total minimum lease payments Less amounts representing interest Present value of net minimum lease payments Less current portion	$ 260,690 137,005 96,994 -- 494,689 61,057 433,632 204,751 $228,881

The cost of property and equipment under capitalized lease obligations was $550,000, with related accumulated depreciation and amortization of $170,238 as of August 31, 2003.
11. INCOME TAXES:

          Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of August 31, 2003 and 2002, has been established to reflect these uncertainties. As of August 31, 2003, the deferred tax asset before valuation allowances is approximately $2,368,000, for federal purposes.

          Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

          Income tax provision amounted to $0 for each of the years ended August 31, 2003 and August 31, 2002 (an effective rate of 0%). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

Computed tax at federal statutory rate of 34% Other changes of temporary differences Change in valuation allowance	$(2,210,000) (60,000) 2,270,000 $ --
F - 17
VENTURES-NATIONAL INCORPORATED (D/B/A TITAN GENERAL HOLDINGS, INC.) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11. INCOME TAXES (CONT'):

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

        Deferred tax assets:
                    Allowance for doubtful accounts
                    Inventory reserve
                   Accrued vacation
                   Reserve for lawsuit
                   Net operating losses carryforwards
                   Net deferred assets before valuation allowance
                   Valuation allowance
Net deferred tax assets		$ 30,000 10,000 30,000 48,000 2,250,000 2,368,000 (2,368,000) $ --

At August 31, 2003, the Company has available unused net operating losses carryforwards of approximately $6,618,000 for federal purposes that may be applied against future taxable income and that, if unused, begin to expire in 2022.

12. STOCK OPTIONS:

          As of August 31, 2003, the Company has not established an employee stock option plan. However, in August 2002, the Company granted 710,000 stock options to its Chief Executive Officer and its Vice President of Sales. The exercise price for these options, based on the management's assessment, is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than five years from the grant date and are vested upon granted. During the year 2003, the Company issued 1,920,000 options at prices ranging from $0.75 to $4.00. The Company also cancelled certain options which ranged in price from $1.50 thru $2.00.

	OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE
Options outstanding at August 31, 2001
Options granted
Options canceled
Options exercised
Options outstanding at August 31, 2002
Options granted
Options canceled
Options exercised
Options outstanding at August 31, 2003	-- 710,000 -- -- 710,000 1,920,000 (1,415,000) -- 1,215,000	-- $ 1.50 -- -- 1.50 1.62 1.42 -- 1.23
F - 18
VENTURES-NATIONAL INCORPORATED (D/B/A TITAN GENERAL HOLDINGS, INC.) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
12. STOCK OPTIONS (CONT'): Summarized information about stock options outstanding at August 31, 2003 is as follows:

RANGE OF EXERCISE PRICES	NUMBER OF OPTIONS OUTSTANDING	WEIGHTED AVERAGE REMAINING CONTRACTUAL LIFE	WEIGHTED AVERAGE EXERCISE PRICE	NUMBER OF OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE
$ 0.75 1.50 4.00	515,000 675,000 25,000 1,215,000	4.92 4.08 4.33	$ 0.75 1.50 4.00	103,000 207,000 5,000 315,000	$ 0.75 1.50 1.00

          For the years ended August 31, 2003 and 2002, options to purchase 315,000 and 142,000 shares, at weighted average exercise prices of $1.29 and $1.50, respectively, of Common Stock were exercisable with the remaining options becoming exercisable at various dates through July 31, 2008.

          Generally, when shares acquired pursuant to the exercise of incentive stock options are sold within one year of exercise or within two years from the date of grant, the Company derives a tax deduction measured by the amount that the fair market value exceeds the option price at the date the options are exercised. When nonqualified stock options are exercised, the Company derives a tax deduction measured by the amount that the fair market value exceeds the option price at the date the options are exercised.

THE FAIR VALUE OF EACH STOCK OPTION IS ESTIMATED ON THE DATE OF GRANT USING THE BLACK-SCHOLES OPTION PRICING MODEL WITH THE FOLLOWING WEIGHTED-AVERAGE ASSUMPTIONS

Dividend yield Expected volatility Risk free interest rate Expected life (years)	2003 0% 67% 4.17% 3.0	2002 N/A N/A N/A N/A

The effect of applying SFAS No. 123 in this pro forma disclosure is not indicative of future amounts. Additional awards in future years are anticipated.

          The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options, therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

13. WARRANTS:

          There were 350,000 warrants issued to Star Consulting in the year ended August 31, 2002, but these were subsequently cancelled in the year ended Augusts 31, 2003. There were three issuances of warrants in 2003. The first warrant for 48,753 was issued to Reitler Brown, our legal counsel, in connection with the payment for legal services. The second and third sets of warrants were issued to SBI-Securities and SBI-USA for a total up to 1,100,000 shares at $0.75 per share. This is in connection with the private offering registered in our SB-2 filing in August 2003 in which to date we have raised approximately $520,000 of which $445,000 has been raised subsequent to year end.

          Our largest shareholder, Irrevocable Children's Trust ("ICT"), issued 1,000,000 warrants to each of Mr. Ciri and Mr. Glashow to purchase shares owned by ICT to entice them to serve as our Chief Executive Officer and President, respectively. These warrants were issued for the purchase of their shares at $0.50 each and no additional stock will be issued from the Company in exchange for these warrants, but will be forthcoming from this shareholder.

F - 19

VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
14. RETIREMENT PLAN:

          The Company has established a 401(k) plan for the benefits of employees effective September 1, 2003 and therefore made no contributions for the year ended August 31, 2003 and 2002. This plan allows for the employee to contribute up to 75% of their pay to the IRS maximum allowable contribution per year. The Plan includes a discretionary match based on the Company's profitability.

15. COMMITMENTS:

          The Company leases its facilities. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of August 31, 2003:

	REAL ESTATE	OTHER	TOTAL
Year Ending August 31, 2004 2005 2006 2007 2008 Thereafter Totals	$ 358,087 301,688 352,934 406,887 437,670 184,694 $2,041,960	$ 6,478 6,478 5,358 2,600 - - $20,914	$ 364,565 308,166 358,292 409,487 437,670 184,694 $2,062,874

          All leases expire prior to January 2009. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. Rent expense totaled $793,070 and $309,614 for the years ended August 31, 2003 and 2002.

          In July 2002, the Company entered into an at-will employment agreement with its Vice President of Sales ("VPS") that allows for either the Company or the VPS to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of five years from the date of the agreement. In the event the VPS is terminated without cause, the Company will pay three (3) months of base salary as severance and continuation of normal employee benefits during the three (3) month severance period. In addition, the Company has granted vested options to purchase up to 360,000 shares of the Company's common stock at $1.50 per share.

          In February 2003, the Company entered into an at-will employment agreement with its divisional Vice President of Sales ("Sales VP") that allows for either the Company or the Sales VP to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of one year from the date of the agreement. In the event the Sales VP is terminated without cause, the Company will pay two (2) months of base salary as severance and continuation of normal employee benefits during the two (2) month severance period. In addition, the Company granted 25,000 restricted shares of the Company's common stock to the Executive.

          In May 2003, the Company entered into an at-will employment agreement with its Chief Technology Officer ("CTO") that allows for either the Company or the CTO to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of one year from the date of the agreement. In the event the CTO VP is terminated without cause, the Company will pay twelve (12) months of base salary as severance and continuation of normal employee benefits during the twelve (12) month severance period. In addition, the Company granted 25,000 restricted shares of the Company's common stock to the Executive.

          In July 2003, the Company entered into an at-will employment agreement with its Chief Executive Officer ("CEO") that allows for either the Company or the CEO to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary of $1. Our largest shareholder, Irrevocable Children's Trust has also granted our CEO 1,000,000 warrants to purchase shares owned by ICT at $0.50 per share exercisable for a period of three years.

          In July 2003, the Company entered into an at-will employment agreement with its President that allows for either the Company or the President to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary of $1. Our largest shareholder, Irrevocable Children's Trust has also granted our President 1,000,000 warrants to purchase shares owned by ICT at $0.50 per share exercisable for a period of three years.

F - 20
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
16. STOCKHOLDERS' EQUITY:
Transactions of stockholders' equity during the year ended August 31, 2003 are summarized by type in the following table:
	NUMBER OF SHARES	COMMON STOCK & ADDITIONAL PAID IN CAPITAL
Beginning balance at 8/31/02
Issuance of common stock as financing costs (1)
Issuance of common stock for professional  services (2)
Issuance of common stock as investment in Coesen, Inc.(3)
Issuance of common stock for debt conversion (4)
Issuance of common stock in relation to employment contracts (5)
Issuance of common stock in public offering, net (6)
Issuance of common stock in private offering (7)
Issuance of warrants as financing costs for future offering (8)
Issuance of options as director fees (9)
Issuance of options as employee options (10)
Issuance of warrants by shareholder for consulting  service (11)
Issuance of warrants by stockholder for professional services (12)
Ending balance at 8/31/03	6,979,701 320,000 1,161,000 30,000 2,858,862 50,000 3,125,124 100,000 -- -- -- -- -- 14,624,687	$1,188,694 240,000 921,180 22,500 2,144,147 37,500 1,990,516 75,000 507,375 161,532 173,250 1,537,600 165,000 $9,164,294

(1) In order to facilitate the purchase of the assets of Eastern Manufacturing Corporation ("EMC"), mentioned elsewhere within this document, the Company issued $640,000 24% notes which carried attached common stock at a share for every $2.00 invested. This stock was issued at a price of $0.75 and is being amortized to interest expense using the interest method over the one-year life which ends in February 2004.

(2) The Company had many consultants and professionals during the year and as part of their compensation, these consultants were issued stock in the amount of 1,161,000 shares in varying prices ranging from $0.75 to $1.30 or an average price of $0.79/share

(3) On March 5, 2003, the Company purchased a 33.3% share in Coesen, Inc. for $5,000 and the issuance of 30,000 shares.

(4) During the year 2003, the Company had two notes/loans payable to related parties, which were converted into a total of 2,458,862 shares of common stock at $0.75 per share. During the quarter ended November 30, 2002, the Company had two non-interest bearing loans payable totaling $300,000 ($150,000 each) which were converted into 400,000 shares of common stock at $0.75 per share.

(5) As part of two employment agreements, the Company issued to two employees 25,000 shares each.

(6) We raised $1,990,516 (net of related cost) from our private placement offering that closed on January 9, 2003 (the "Private Placement") and two additional private placements on February 3, 2003. In connection with these placements, the Company issued 3,125,124 shares of Common Stock at $0.75 per share (which includes self imposed company penalty for late registration of shares).

(7) In August 2003, the Company raised $75,000 through the exercise of 100,000 SBI warrants.
(8) The Company issued to SBI warrants as financing cost related to upcoming offerings.
F - 21
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. STOCKHOLDERS' EQUITY (CONT'):

(9) On July 24, 2003, the Company issued 50,000 options at $0.75 per share to each of its four directors. At the time of grant, the market price was $1.30. The Company computed the fair value of these options using the Black-Scholes model. Since these options were vested immediately, the fair value of the options was expensed upon granted.

(10) On July 24, 2003, the Company issued 315,000 options at $0.75 per share to five of its employees. At the time of grant, the market price was $1.30. The Company expensed the intrinsic value of these options in accordance with APB 25. 20% of these options were vested upon granted and additional 20% will be vested at the each of the anniversary date. The Company expensed 20% of the intrinsic value of these options during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation.

(11) On July 29, 2003, Irrevocable Children's Trust, our largest shareholder, issued 1,000,000 warrants to purchase shares owned by ICT at $0.50 per share to each Mr. Bob Ciri and Mr. Andrew Glashow as part of employment agreements to serve as our Chief Executive Officer and President, respectively. The Company computed the fair value of these warrants using the Black-Scholes model. The fair value of the options was amortized and expensed over the term of the employment contracts.

(12) Irrevocable Children's Trust, our largest shareholder, issued 150,000 shares to Trilogy Capital Partners in order to entice Trilogy to promote the Company's stock. The Company expensed the fair value of the shares upon grant.

17. RELATED PARTY TRANSACTIONS:

          On August 18, 2003, Irrevocable Children's Trust ("ICT"), our largest shareholder granted 150,000 shares of the Company's common stock to Trilogy Capital Partners, Inc. for service performed for the Company. Fair value of shares totaling $165,000 was expensed during the year ended August 31, 2003.

          On July 29, 2003, ICT, our largest shareholder, issued 1,000,000 warrants to purchase shares owned by ICT at $0.50 per share to each Mr. Bob Ciri and Mr. Andrew Glashow to purchase ICT's ownership of the Company's common stock as part of employment agreements to serve as our Chief Executive Officer and President, respectively. The fair value is determined based on the Black-Scholes model with a total valuation of $1,537,600. The Company expensed $164,292 during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation which will be amortized over the term of the employment contracts. In addition, under the employment agreements, ICT will issue 50,000 shares of common stock to each Mr. Ciri and Mr. Glashow upon the completion of the agreements. The Company expensed $24,574 related to these shares granted during the year ended August 31, 2003.

          The Company accounted for the transactions between ICT and consultants and employees in accordance with Staff Bulletin Board (SAB) 5T, "Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)" which requires the Company to record expense for services paid by the stockholders.

During the year ended August 31, 2003, the Company converted outstanding loans to related parties totaling $1,844,147 to 2,458,862 shares of common stock ..
18. LEGAL PROCEEDINGS:
TITAN V. ELECTRONIC MANUFACTURING GROUP, INC. ("EMG")

          The Company filed a litigation in California Superior Court for collection of unpaid invoices for sales made to EMG. The motion is set for hearing on November 13, 2003. Based on the preliminary evaluation of case, it is not clear that these receivables will be collectible. As of August 31, 2003, the Company accrued $12,000 as allowance for doubtful accounts.

TITAN V. CVPC, INC.

          The Company filed a litigation in California Superior Court for collection of unpaid invoices for sales made to CVPC, Inc. and its principal, Greg Short, based on personal guarantee and alter ego theories. Titan dismissed Mr. Short without prejudice and has obtained default judgment for approximately $44,000 against CVPC, Inc., it is not clear that these receivables will be collectible. As of August 31, 2003, the Company accrued $44,000 as allowance for doubtful accounts.

F - 22
VENTURES-NATIONAL INCORPORATED
(D/B/A TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
18. LEGAL PROCEEDINGS (CONT'):
NORTHERN LAMINATE V. TITAN

          Northern Laminate Sales, Inc. ("Northern Laminate") filed an action against the Company in the Superior Court on a claim of successor liability to enforce a default judgment in the amount of $61,033 entered against Eastern Manufacturing Corporation ("EMC"). Northern Laminate alleges that the Company succeeded to EMC's alleged contractual obligations when the Company purchased EMC's assets in a secured party sale form Eastern Bank in February 2003. The Company denies liabilities for EMC's debts on the grounds that it does not hold itself out as a continuation of EMC, and that the mere purchase of EMC's assets, without more, does not make the Company the "successor" of EMC as a mater of law. Northern Laminate has since moved to amend its complaint to add claims for breach of contracts and violations of G.L. c. 93A, based on the Company's failure to pay for goods in the amount of $11,327 received since commencement of the action. The Company believed that the case is without merit and has not accrued any of this claims in the accompanying financial statements.

DISPUTE WITH ORBOTECH

          The Company has a dispute with Orbotech regarding a claim of approximately $300,000 involved a default under a CAM Software License and Service Agreement and Consolidated Agreement executed by SVPC Partners, LLC on July 30, 2001. The Company has outstanding payable to Orbotech approximately $223,000 as of August 31, 2003. The Company is in negotiation with Orbotech in an attempt to reconcile the claim amount and the Company's records. The Company believes that its payable amount is sufficient pursuant to the original debt agreement and does not believe any additional accrual is necessary.

DANA WARD V. SVPC CIRCUIT SYSTEMS, INC. AND SVPC PARTNERS, LLC

          Dana Ward, a former employee of SVPC Circuit Systems, Inc. and SVPC Partners, LLC, is alleging pregnancy discrimination and wrongful termination. The Company plan on settling this case for approximately $85,000. As of August 31, 2003, the Company accrued $140,000 related to the settlement and legal fees.

19. SUBSEQUENT EVENT:

          On November 24, 2003, the Company restructured all of its existing debt into a new debt instrument from Laurus Funds. The new debt instrument consists of a $2.1 million 36 month term note with the first note payment occurring 90 days from the closing date as well as a $4.0 million revolving line of credit; whereby the Company can borrow up to 85% of the eligible accounts receivable. Both notes are convertible into shares of the Company's common stock and have attached warrants.

F - 23

VENTURES-NATIONAL INCORPORATED (dba TITAN GENERAL HOLDINGS, INC.) CONDENSED CONSOLIDATED BALANCE SHEET MAY 31, 2004 (In thousands) (Unaudited)
ASSETS

Current assets:
 Cash and cash equivalents
 Accounts receivable, net
 Inventory
 Prepaid expenses and other current assets
   Total current assets
Equipment and improvements, net
Intangible assets, net
Capitalized loan fees
Other assets
   Total assets

$ 154 3,325 560 175 4,214 2,519 27 401 176 $7,337
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of long term debt
 Line of credit
 Short term debt
 Accounts payable - trade
 Accrued liabilities
 Warrant liability
   Total current liabilities
Long-term debt, net of current portion
Total liabilities
Stockholders' equity:
 Common stock, $0.001 par value, 950,000,000 shares
   authorized, 23,751,043 shares issued and outstanding
 Additional paid-in capital
 Deferred compensation
 Accumulated deficit
   Total stockholders' equity
    Total liabilities and stockholders' equity

$ 336 564 233 1,242 672 133 3,180 424 3,604 24 18,104 (636) (13,759) 3,733 $ 7,337
The accompanying notes form an integral part of the condensed consolidated financial statements. F - 24

VENTURES-NATIONAL INCORPORATED (dba TITAN GENERAL HOLDINGS, INC.) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share and per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	05/31/04	05/31/03	05/31/04	05/31/03
Net sales Cost of sales Gross profit Sales and marketing General and administrative Loss from operations Interest expense Miscellaneous Loss before income taxes Provision for income taxes Net loss	$ 4,727 3,832 895 361 364 170 (1,721) 1 (1,550) - $ (1,550)	$ 3,271 2,937 334 369 1,168 (1,203) (185) 2 (1,386) - $ (1,386)	$ 11,976 10,451 1,525 1,057 3,579 (3,111) (2,642) 203 (5,550) - $ (5,550)	$ 7,615 7,037 578 922 3,011 (3,355) (299) 87 (3,567) - $ (3,567)
Net loss per share: Basic and Diluted	$ (0.08)	$ (0.10)	$ (0.32)	$ (0.30)
Weighted average number of shares outstanding: Basic and Diluted	18,481,067	14,187,708	17,042,738	11,707,797
The accompanying notes form an integral part of the condensed consolidated financial statements. F - 25
VENTURES-NATIONAL INCORPORATED (dba TITAN GENERAL HOLDINGS, INC.) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)
Nine Months Ended
	05/31/04	05/31/03

Cash flows from operating activities:
 Net loss
 Adjustments to reconcile net loss to net cash
     used in operating activities:
   Non cash compensation
   Amortization of beneficial conversion feature and
     warrants and change in warrant valuation
   Accrued expenses to be converted to notes payable
   Depreciation
   Amortization
  Gain on debt extinguishment
   Changes in operating assets and liabilities:
     Accounts receivable
     Inventory
     Prepaid expenses and other current assets
     Capitalized loan fees
     Other assets
     Accounts payable
     Accrued liabilities
       Net cash used in operating activities

	$(5,550) 2,369 1,641 418 460 10 (349) (1,682) (152) (125) 73 (21) (485) (270) (3,663)	$ (3,567) 1,080 - - 297 11 - (695) 2 8 - (78) 756 153 (2,033)
Cash flows from investing activities: Capital expenditures Investments in Coesin, Inc. Acquisition, net of cash acquired Net cash used in investing activities	(228) - - (228)	(427) (5) (500) (932)

Cash flows from financing activities:
 Borrowings on line of credit, net of loan cost
 Borrowings on long-term debt, net of loan cost
 Proceeds from issuance of note payable to related parties
 Proceeds from issuance of common stock
 Proceeds from related parties
 Proceeds from issuance of short term debt
 Payments of long-term debt
 Payments of short-term debt
 Payments of capital lease obligations
 Payments to related parties
 Payments on former lines of credit
       Net cash provided by financing activities

	2,516 2,690 - 667 751 135 (599) (32) (85) (743) (1,352) 3,948	282 400 768 1,752 - - (24) - (18) (50) - 3,110
Net (decrease) increase in cash Cash and cash equivalents at beginning of period Cash and cash equivalents at end of period	57 97 $ 154	145 77 $ 222
Supplemental disclosure of cash flow information: Interest paid Income tax paid	$ 442 $ -	$ 219 $ -
Non cash activities: Issuance of common stock for consulting fees Issuance of common stock to related party as prepaid financing cost Issuance of common stock for debt conversion	$ 3,520 $ - $ 1,874	$ 1,001 $ 80 $ 2,144
The accompanying notes form an integral part of the condensed consolidated financial statements. F - 26

VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1. Basis of Presentation and Nature of Business Operations:
Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared by Ventures-National Incorporated, doing business as Titan General Holdings, Inc. ("Titan" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to present fairly the financial position, the results of operations and cash flows of Titan for the period presented.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended August 31, 2003 as filed with the Securities and Exchange Commission on December 10, 2003. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

As of May 31, 2004, Titan had working capital of $1,034,000 and an accumulated deficit of $13,759,000.
The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Nature of Business

         We are a manufacturer of time sensitive, high tech, prototype and pre-production rigid and rigid flex printed circuit boards ("PCBs") providing time-critical printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan EMS, Inc. and Titan PCB East, Inc. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment.

         Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Our focus is on high quality niche printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 10 day lead times at a competitive price.

Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.
Titan has also obtained customer lists and orders from several of these firms, resulting in new business opportunities.

Recent Accounting Pronouncements

                   In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of Emerging Issues Task Force ("EITF") No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("FAQ") issued with SAB No. 101 that had been codified in SEC Topic No. 13, "Revenue Recognition." Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF No. 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, which was effective upon issuance. The adoption of SAB No. 104 did not impact the condensed consolidated financial statements.

F - 27
VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 2. Loss Per Common Share:

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is calculated by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not antidilutive. Titan has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflect a stock split of 3,866.667 to 1 effected February 22, 2002. As of May 31, 2004, Titan had common stock equivalents of approximately 3,320,000 shares related to the options and warrants and approximately 13,372,200 shares related to shares to be issued upon conversion on the convertible debt.

Note 3. Inventory: Inventory (in thousands) consisted of the following:
05/31/04
Raw materials and finished subassemblies Work in process Finished goods Total	$168 343 49 $560

Note 4. Loans and Notes Payable:
NOTES PAID OFF DURING NINE MONTHS ENDED MAY 31, 2004

         On June 28, 2002, the Company entered into a loan and security agreement (the "Alco Agreement") with Alco Financial Services ("Alco"), an entity owned by an individual who subsequently became a member of its Board of Directors at the time, and paid a loan fee of $24,000 which is being amortized to interest expense at $2,000 per month. Under the terms of the Alco Agreement, the Company can borrow up to the sum of (1) 80% of the net face value of the Titan PCB West Inc.'s eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of eligible inventory. The Alco Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement originally matured on June 28, 2003 and extended to December 2003, and is secured by all accounts receivable and inventory of the Titan PCB West, Inc. The Company is subject to certain restrictions and covenants under the Alco Agreement. During the nine months ended May 31, 2004, this loan was retired and no balance remains.

          On May 9, 2003, the Company entered into a loan and security agreement (the "Equinox Agreement") with Equinox Business Credit Corp. ("Equinox"), and paid a loan fee of $19,000 which was expensed during the year. Under the terms of the Equinox Agreement, the Company can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400,000 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2005 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. This loan was retired during the nine months ended May 31, 2004 and there is no remaining balance.

         The company received $400,000 advances from a related party during the quarter ended November 30, 2003. As part of the agreement, the Company agreed to issue 600,000 shares to this related party. The Company expensed $414,000 as interest expense related to this issuance. The Company paid off the advances during the nine months ended May 31, 2004.

REVOLVING LINE OF CREDIT

         On November 20, 2003, we entered into a Security Agreement ("Security Agreement") with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which we may borrow from Laurus such amount as shall equal to 85% of our eligible accounts receivable as prescribed by the terms of the Security Agreement up to a maximum of $4,000,000. Pursuant to the Security Agreement, we issued to Laurus a (i) Secured Revolving Convertible Note (the "Revolving Note") in the principal amount of up to $2,500,000 and (ii) Secured Convertible Minimum Borrowing Note (the "Initial Minimum Borrowing Note" and together with any other Minimum Borrowing Notes issued under the Security Agreement, the "Minimum Borrowing Notes") in the original principal amount of $1,500,000. Additional Minimum Borrowing Notes shall be issued as and when the Company is eligible and elects to make additional borrowings under the Revolving Note.

F - 28
VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 4. Loans and Notes Payable (Cont'):

         In connection with the issuance of the Revolving Note and the Initial Minimum Borrowing Note pursuant to the Security Agreement, we issued to Laurus a warrant (the "First Warrant") to purchase up to 600,000 shares of our common stock, par value $0.001 per share ("Common Stock"), having an exercise price of $0.83 per share for the first 250,000 shares of Common Stock acquired under such warrant, $0.90 per share for the next 200,000 shares of Common Stock acquired thereunder, and a price of $0.97 per share for any additional shares of Common Stock acquired thereunder. The First Warrant expires on November 20, 2010 and has a cashless exercise provision. The fair value of the these warrants totaling $190,300 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85% and (3) risk free interest of 4.17% and (4) dividend of 0%. The revolving lines mature on November 20, 2006. The Company can elect to pay the outstanding balance in shares of common stock at a fixed conversion price of $0.77 which was later amended to $0.60 per share retroactively to the date of the agreement. The conversion price was subsequently changed to $0.40 per share effective February 25, 2004. If the closing price of the Company's stock for any of the 10 trading days preceding the repayment date is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized utilizing the effective interest rate method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments.". During the quarter ended November 30, 2003, total cost of beneficial conversion feature of $475,000 and the relative fair value of the warrants of $190,000 were recorded as discounts of the lines of credit. During the quarter ended February 29, 2004, the conversion price was reduced to $0.40 and accordingly, a discount for the additional beneficial conversion feature of $1,092,800 was recorded. In addition, during the quarter ended February 29, 2004, the Company increased its net borrowings by $640,200 and recorded a discount for the additional beneficial conversion feature of approximately $416,100. During the quarter ended May 31, 2004, the Company increased its net borrowings by $179,700 and recorded a discount for the additional beneficial conversion feature of approximately $49,400. The Company recorded an interest expense for the amortization of discounts in the amount $46,400 during the three months ended May 31, 2004. As of May 31, 2004, outstanding loan balance approximated $2,720,000 and unamortized discounts for beneficial conversion feature and warrants totaled $2,156,000.

TERM NOTE

         Also on November 20, 2003, we entered into a Securities Purchase Agreement ( "SPA") pursuant to which we issued and sold to Laurus (i) a Convertible Term Note ( "Convertible Term Note", together with the Revolving Note and the Minimum Borrowing Notes, the "Notes") in the principal amount of $2,100,000 and (ii) a warrant ("Second Warrant" together with the First Warrant, the "Warrants") to purchase up to 350,000 shares of Common Stock having an exercise price of $0.83 per share for the first 200,000 shares of Common Stock acquired thereunder, $0.90 per share for the next 100,000 shares of Common Stock acquired thereunder, and $0.97 per share for any additional shares of Common Stock acquired thereunder. The Second Warrant expires on November 20, 2010 and has a cashless exercise provision. The first payment on the Notes is due 90 days from the issue date thereof. The term note has a maturity date of November 20, 2006.

         The fair value of the these warrants totaling $117,548 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85%, (3) risk free interest of 4.17% and dividend rate of $0%. The term loan is payable in monthly payments. The Company can elect to pay all or a portion of the monthly amount in shares of common stock at a fixed conversion price of $0.77 which was amended to $0.60 per share retroactively to the date of the agreement. The conversion was subsequently reduced to $0.40 per share effective February 25, 2004. If the closing price of the Company's stock for any of the 10 trading days preceding the payment is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized using the effective interest rate method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." During the quarter ended November 30, 2003, total cost of beneficial conversion feature of $433,000 and the relative fair value of the warrants of $118,000 were recorded as discounts of the term loan. During the quarter ended February 29, 2004, the conversion price was reduced to $0.40 and accordingly, a discount for the additional beneficial conversion feature of $1,207,000 was recorded. The Company paid off $63,600 and reduced the unamortized discount of $52,000 as interest expense during the quarter ended February 29, 2004. In addition, the Company recorded an interest expense for the amortization of discounts in the amount of $37,000 during the quarter ended February 29, 2004. During the quarter ended May 31, 2004, the Company paid off an additional $360,000 and reduced the unamortized discount of $265,000 as interest expense. In addition, the Company recorded an interest expense for the amortization of discounts in the amount of $73,000 during the quarter ended May 31, 2004. As of May 31, 2004, outstanding loan balance approximated $1,676,000 and unamortized discounts for beneficial conversion feature and warrants totaled $1,330,000.

F - 29
VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 4. Loans and Notes Payable (Cont'):
ADDITIONAL TERM NOTE

         On March 30, 2004, we entered into an additional $750,000 Convertible Term Note pursuant to which we issued and sold to Laurus (i) a Convertible Term Note ( "Convertible Term Note #2",) in the principal amount of $750,000 and (ii) a warrant ("Term Note #2 Warrant") to purchase up to 750,000 shares of Common Stock having an exercise price of $0.50 per share. The Term Note #2 Warrant expires on March 30, 2011 and has a cashless exercise provision. The first payment on the Notes is due July 1, 2004. This term note has a maturity date of March 30, 2007.

         The fair value of the these warrants totaling $133,100 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85%, (3) risk free interest of 4.17% and dividend rate of $0%. The term loan is payable in monthly payments. The Company can elect to pay all or a portion of the monthly amount in shares of common stock at a fixed conversion price of $0.40. If the closing price of the Company's stock for any of the 10 trading days preceding the payment is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized using the effective interest rate method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments.". During the quarter ended May 31, 2004, total cost of beneficial conversion feature of $245,600 and the relative fair value of the warrants of $133,100 were recorded as discounts of the term loan. During the quarter ended May 31, 2004, the Company recorded an interest expense for the amortization of discounts in the amount of $6,800. As of May 31, 2004, outstanding loan balance approximated $750,000 and unamortized discounts for beneficial conversion feature and warrants totaled $371,800.

         The Company is obligated, pursuant to a Registration Rights Agreement between the Company and Laurus dated March 30, 2004 to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock issuable upon conversion of the additional term loan of $750,000 and the 750,000 warrants on or before April 30, 2004 or, within 30 days following the issuance thereof, and to use our best efforts to cause such registration statement to become effective within 90 days following the relevant filing date. To the extent, subject to certain conditions set forth in the Registration Rights Agreements, either (i) we fail to make such initial filing, (ii) the relevant registration statement is not declared effective by the Commission within 90 days of such filing, (iii) such registration statement ceases to be effective as to the securities to have been covered thereby for a period of 20 consecutive trading days or 30 days total in any 365 day period commencing on the effective date of such registration statement, or (iv) our Common Stock ceases to be traded on any trading market for a period of three consecutive trading days which has not been cured within 30 days of notice thereof, then we shall be liable to pay to Laurus, as liquidated damages, for each 30-day period during which the relevant default remains uncured 1.0% of the original amount of the additional term loan. Pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the relative fair values of the warrants of approximately $133,100 have been recorded as a short-term liability as of March 30, 2004 as the Company has not yet filed the registration statement. In addition, the Company is required to report a value of the warrant as a fair value and record the fluctuation to the fair value of the warrant liability to current operations. During the period from March 30, 2004 to May 31, 2004, the change of the relative fair value of the warrants is immaterial to the accompanying condensed consolidated financial statements.

GENERAL TERMS TO LAURUS NOTES

         Each Note may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of Common Stock if and to the extent the average closing price of the Common Stock is greater than 110% of the Fixed Conversion Price for at least 5 consecutive trading days, subject to certain limitations.

         Our obligations under the Security Agreement, SPA and the Notes are secured by a pledge by us of shares representing 100% of the share capital of our wholly-owned subsidiaries Titan PCB East, Inc. and Titan PCB West, Inc. (collectively, the "Subsidiaries"), a guaranty of such obligations by each of the Subsidiaries, and the grant of a security interest by each of the Subsidiaries in their respective assets.

         Laurus shall not be entitled to be issued shares of Common Stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in Laurus and its affiliates beneficially owning more than 4.99% of the issued and outstanding Common Stock upon such issuance, unless Laurus shall have provided at least 75 days' prior written notice to us of its revocation of such restriction.

F - 30
VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 5. Going Concern:

         The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through May 31, 2004, the Company has not been able to generate sufficient sales from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock through private placements to raise capital in order to fund its operations, it is not known whether the Company will be able to continue this practice, or be able to obtain other types of financing or if its sales will increase significantly to be able to meet its cash operating expenses. This, in turn, raises substantial doubt about the Company's ability to continue as a going concern. Management anticipates sales to grow as a result of additional products offered to its customers after the move to its new facility. Management believes that the private equity financing and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. However, no assurances can be given as to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 6. Proforma Loss under FASB 148:

         The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted. Since, the Company has granted all its stock options at or above the quoted market on the date of measurement date, no compensation expense related to grants of stock option to employees has been recorded.

         Had the Company chosen the fair value method of accounting for transactions involving stock option issuance to employees pursuant to SFAS No. 123, the Company would have recorded $33 and $9 in compensation costs for the three months ended May 31, 2004 and 2003, respectively, and $100 and $39 for nine months ended May 31, 2004 and 2003, respectively, as presented by the proforma loss statement, as follows:

	Three Months Ended May 31,
	2004	2003
Net loss: As reported Compensation recognized under APB 25 Compensation recognized under SFAS 123 Proforma net loss Net loss per common share - basic and diluted: As reported Proforma	$ (1,550) 12 (33) $ (1,571) $ (0.08) $ (0.08)	$ (1,386) - (9) $ (1,395) $ (0.10) $ (0.10)
	Nine Months Ended May 31,
	2004	2003
Net loss: As reported Compensation recognized under APB 25 Compensation recognized under SFAS 123 Proforma net loss Net loss per common share - basic and diluted: As reported Proforma	$ (5,550) 40 (100) $ (5,610) $ (0.32) $ (0.33)	$ (3,567) 35 (39) $ (3,571) $ (0.30) $ (0.31)

Note 7. Gain on Extinguishment of Debt:

         During the nine months ended May 31, 2004, the Company settled an unpaid capital lease obligation with a gain of approximately $349,000 which is included in miscellaneous income in the accompanying condensed consolidated statements of operations.

Note 8. Litigation:

    From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. In September 2002, a former employee filed a complaint against the Company alleging wrongful termination. During the quarter ended November 30, 2003, we settled this case for $85,000 and during the quarter ended February 29, 2004, we have completely paid this amount. However, litigation is subject to inherent uncertainties, and an adverse result in this or other matters could arise from time to time that may harm Titan's business, financial condition and results of operations.

F - 31
VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 9. Settlement Agreements:

         During the quarter ended February 29, 2004, the Company reached informal agreements with both our immediate past President and Chief Executive Officer to cancel their existing warrants, each consisting of the right to purchase from our largest shareholder 1,000,000 shares at $0.50 each in exchange for 350,000 shares of common stock each to be issued by our largest shareholder. This has further been amended and they were both paid $60,000 each in lieu of common stock from our largest shareholder. The value of this new agreement is measured based on the sum of (1) the remaining unamortized fair value of the warrants; (2) the amount by which (a) the fair value of the new equity instrument measured at the modification date is greater than (b) the fair value of the old equity instrument immediately before its terms were modified. Since the $120,000 payment and an additional amount to be paid by the Company which has yet to be determined (which at most will be $100,000) is far less than the fair value of the warrants of $1,537,600, the Company expensed the remaining unamortized value of the warrants in the amount of $933,000 during the quarter ended February 29, 2004. As of June 22, 2004, the Company is in negotiations with these two individuals for a final settlement.

Note 10. Other Convertible Notes Payable:

         In the three months ended May 31, 2004, the Company issued convertible notes to our major stockholder and other parties to settle certain outstanding obligations of the Company and for future cash infusions into the Company. These notes totaling $1.6 million were issued as convertible notes with a conversion price of $0.32 per share and carry an interest rate of 10% per annum. The Company received a waiver from its lender of the lines of credit and term loans for such issuance. The Company's largest shareholder converted the outstanding notes balance of $1,450,000 into 4,531,250 shares effective May 31, 2004. The Company has recorded a beneficial conversion feature on these notes of $1,182,000 and have expensed the full amount upon the conversion during the quarter ended May 31, 2004.

Note 11. Stock Option Repricing:

         During the nine month period ended May 31, 2004, the Company re-priced approximately 520,000 stock options from $1.50 to $0.79 under the Company's 1992 Stock Option Plan. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, these options have subsequently been accounted for as variable from May 3, 2004 through the nine month period ended May 31, 2004. Since the stock price has been much less than the re-priced option price, the Company has not recorded any compensation expense in its financial statements for the nine month period ended May 31, 2004.

Note 12. Subsequent Event:

         On June 29, 2004, Laurus Master Fund Ltd. advanced the Company an additional $1,500,000. This advance was in the form of an amendment to the $750,000 term note advanced on March 30, 2004. This note is convertible at $0.40 per share, with detached warrants to purchase up to 1,800,000 shares of the Company's common stock at a price of $0.50 per share. The Company is obligated to make monthly repayments or settle with issuance of common stock beginning on September 1, 2004. This note matures on March 30, 2007, and is mainly to be used for future capital expenditures. As part of this advance the Company must file a registration statement by August 15, 2004.

F - 32

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Our Bylaws provide, among other things, that our officers or directors shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense of any threatened, pending or completed action, suit or proceeding by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was a director, officer, employee or agent of ours, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he or she is successful on the merits or otherwise in defense of any such action, suit or proceeding. Even if not successful, we may, in our discretion provide such indemnification upon a determination by either our Board of Directors, independent legal counsel on a written opinion, or by our stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, that indemnification of the director or officer seeking such indemnification is proper in the circumstances, that he or she acted in good faith and in a manner her or she reasonably believed to in or not opposed to our best interests and there is no finding of negligence or misconduct in the performance of his or her duties and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

          SEC Registration fee                                                     $    592.36
          Accounting fees and expenses                                    10,000.00*
          Legal fees and expenses                                                35,000.00*
          Miscellaneous                                                                   4,407.64
          TOTAL                                                                            $50,000.00*

          * Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

          Effective July 29, 2002, pursuant to a Consulting Agreement among the Company, Jenson Services, Inc. and certain individual consultants named therein, we agreed to issue an aggregate of 300,000 shares of our common stock to certain consultants, of which 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On July 29, 2002, we issued 100,000 shares of common stock to Mr. Robert Ciri, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between the Company and Mr. Ciri. These 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On July 29, 2002, we granted warrants to purchase up to 350,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services. On March 15, 2003, pursuant to an addendum to the Star Consulting Agreement, we granted Star Associates, LLC additional warrants to purchase up to 200,000 shares of common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. All warrants issued to Star Associates LLC were canceled by mutual agreement of Star Associates, LLC in an Amendment Agreement between the parties dated July 24, 2003.

          On August 6, 2002, Titan PCB West issued 800,000 shares of Titan PCB West common stock to SVPC Partners, LLC, a Delaware limited liability company ("SVPC"), in consideration of SVPC's contribution of certain assets and assignment of certain liabilities pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

           On August 12, 2002, Titan PCB West issued a promissory note in a private placement transaction to an investor in the principal amount of $150,000 due September 30, 2002 with an interest rate of 12% per annum. On September 12, 2002, we repaid the principal and accrued interest of this promissory note through the issuance of 200,000 shares of common stock, which shares were sold as part of the Private Placement offering commenced upon effectiveness of the Merger (as defined below), after giving effect to the repricing thereof. This note was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On August 6, 2002, Titan PCB West granted to Mr. Louis George options to purchase up to 350,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan PCB West dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These options have since been canceled with the mutual consent of Mr. George and the Company.

           Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the Merger, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions. Effective May 3, 2004, these options were repriced to $0.79 per share. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          Effective as of August 6, 2002, Titan PCB West issued 50,000 restricted shares of its common stock to Louis George, a former executive officer and director of the Company, at $1.50 per share in consideration of his contribution of certain assets and assignment of certain liabilities to Titan PCB West pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities dated as of August 6, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

           On August 12, 2002, Titan PCB West issued 100,000 restricted shares of common stock to a former Executive Vice President and consultant to Titan PCB West who resigned as an officer of Titan PCB West in June 2002, in compensation for consultancy services rendered. These 100,000 shares were registered under Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger (the "Merger") resulting in the issuance of 6,880,490 restricted shares of common stock to the stockholders of Titan PCB West. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder ("Regulation D"). There were 6 recipients of such shares in the Merger, each of which was a stockholder of Titan PCB West prior to such issuance, and each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501(a) of Regulation D, as well as a sophisticated investor.

          Upon the effectiveness of the Merger, we commenced the Private Placement. Effective October 28, 2002, we amended the offering structure to provide for, inter alia, the offering of shares of common stock (without common stock purchase warrants) at $0.75 per share, reduced from the previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the Private Placement who had purchased Units prior to October 28, 2002 agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of common stock at $0.75 per share. The Private Placement was closed on January 9, 2003. We sold an aggregate 2,792,567 shares of common stock in the Private Placement for aggregate proceeds of $1,990,516. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. There were 44 investors in the Private Placement, each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501 (a) of Regulation D, as well as a sophisticated investor.

          Immediately after the Merger, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert their indebtedness into shares of our common stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of Wisconsin to provide for the issuance of 1,160,764 additional restricted shares to Ohio Investors of Wisconsin and 68,667 additional restricted shares of common stock to Irrevocable Children's Trust , to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

          On September 10, 2002, we issued 50,000 shares of common stock to Dunlap & Kieft, Inc. in exchange for consulting services pursuant to an agreement of September 10, 2002. On January 9, 2003 we issued an additional 50,000 shares of common stock to Dunlap & Kieft, Inc., upon receipt from them of a research profile commissioned pursuant to the same consulting agreement. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On September 30, 2002, the Company granted non-qualified options to purchase 480,000 shares of common stock to a total of 12 employees of Titan PCB West in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act. As a result of certain of these employees no longer being employed by the Company only 240,000 of these options remain outstanding.

          In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our former legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a From SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003. This warrant was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On November 7, 2002, we issued 120,000 shares of common stock to R.F. Lafferty & Co., Inc., in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of common stock for an aggregate purchase price of $100,000, expiring on December 31, 2003, issued to William Mark in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On December 18, 2002, the Company granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 50% vested on the first anniversary of the date of grant with the other 50% vesting on the second anniversary of the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. Since these individuals are no longer directors, their options have been cancelled.

          On December 18, 2002, the Company granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 50% vested on the first anniversary of the date of grant. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. On May 3, 2004, these options were repriced at $0.79 each.

          On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 15,200 shares of common stock and Mr. Patty purchased 30,400 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share, which shares are included in the Registration Statement of which this Prospectus forms a part. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty has resigned as President and Chief Executive of the Company as of July 10, 2003, however remains as a Director of the Company.

          On February 27, 2003, Titan PCB East issued and sold secured promissory notes to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The promissory notes have an aggregate face amount equal to $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and an option to purchase real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms. In connection with the issuance of the promissory notes, the investors were also issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts. These notes were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

          On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On March 12, 2003, we issued 120,000 shares of common stock to Mr. Fred Kudish, in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On March 15, 2003 we issued 150,000 shares of common stock to Mr. Frank Crivello, in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On March 15, 2003, we granted warrants to purchase up to 200,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors, LLC in consideration for the performance of consulting services. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These warrants have now been canceled with the mutual consent of Phoenix Investors, LLC and the Company.

          On April 22, 2003 we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

           On April 22, 2003 we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

          On May 27, 2003 we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

           On June 19 we issued 50,000 shares of Company common stock to Trilogy Capital Partners Inc. pursuant to a Consulting Agreement between the Company and Trilogy Capital Partners Inc.

          On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of 5 of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. 75,000 of these options were cancelled due to departure of an employee. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

          On July 24, 2003, we issued Ms. Bailey Allard 20,000 shares of common stock in return for consulting services provided by Ms. Bailey.

          On July 24, 2003 we issued 30,000 shares of Company common stock to Victor Nostas in consideration of financial consulting services pursuant to a Consulting Agreement dated as of July 24, 2003. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On July 24, 2003, we issued 50,000 shares of Company common stock to Trilogy Capital, in consideration of financial consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 50% vested on the first anniversary of the date of grant with the other 50% vesting on the second anniversary of the date of grant. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act. Since these individuals are no longer directors, these options have been cancelled.

          On July 24, 2003, we granted warrants to purchase 1,100,000 shares of our common stock to SBI-USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, contain cashless exercise provisions, and have an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

          On October 9, 2003, we issued 600,000 shares of common stock to Joseph Py in connection with a loan by Mr. Py to us in the amount of $400,000. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On November 7, 2003, we issued 150,000 shares of common stock to Trilogy Capital, in a finders fee for our Laurus Master Fund financing deal These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On November 25, 2003, we issued 200,000 shares of common stock to Reitler Brown, LLC, Attorneys, in full satisfaction of our outstanding liabilities to them. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On December 31, 2003, we granted we granted 95,000 options issued to certain employees. These options were issued at $0.75 per share and have an expiration date of December 31, 2008.

          On January 1, 2004, we granted 500,000 warrants to Kenneth L. Shirley, our Chief Executive Officer, at $0.77 per share, which expire on January 1, 2007. On May 3, 2004, we repriced these options to $0.40 per share.

          On January 1, 2004, we granted 50,000 options at $0.58 per share to Kenneth Shirley and David Marks as their positions as directors. These options vest 50% on the one year anniversary of date of grant and an additional 50% on the second anniversary of the date of grant. These options expire on January 1, 2014.

          On November 7, 2003, we issued 150,000 shares of common stock to Trilogy Capital, for past services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On February 9, 2004, we granted 50,000 options issued to J. Frank Martin upon his becoming a director. These options were issued at $0.57 per share, have an expiration date of February 9, 2014 and vest 50% on the one year anniversary of the date of grant.

          On March 3, 2004, we granted 60,000 options issued to certain employees. These options were issued at $.075 per share and have an expiration date of May 3, 2014 and vest 25% upon date of grant with an additional three-year vesting on the remaining portion.

          On March 10, 2004, we issued 200,000 shares of common stock to R F Lafferty for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On March 10, 2004, we issued 150,000 shares of common stock to Frederick Kudish for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On March 26, 2004, we issued 300,000 shares of common stock to Frank Crivello, 100,000 shares to David Marks and 50, 000 shares to Paul Schwabbe for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholder on March 30, 2004 for the sale of (i) $750,000 in convertible notes and (ii) a warrants to buy 750,000 shares of our common stock.

          Each of the convertible notes accrues interest at a rate per annum equal to the greater of

          - the prime rate published in The Wall Street Journal plus 3%; or
          - 7%.

          subject to possible downward adjustment if:

          - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
          - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such convertible notes exceeds the then applicable fixed conversion price by 25 basis points (0.25), in which event the interest rate for the succeeding calendar month shall automatically be reduced by 25%. Each of the Notes has a maturity date of March 30, 2007.

          On April 1, 2004, we issued 250,000 shares of common stock to Redwood Consulting in connection with a year long public relations consulting contract. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On May 31, 2004, we issued 2,992,892 shares of common stock to Irrevocable Children's Trust, 1,190,779 shares of common stock to Ohio Investors of Wisconsin, and 347,579 shares of common stock to Phoenix Investors in exchange for the full repayment of outstanding indebtedness of $957,726, $381,369 and $111,225 to each respectively. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          On June 29, 2004, we amended the Securities Purchase Agreement we entered into with the selling stockholder on March 30, 2004 for the additional sale of (i) $1,500,000 in convertible notes and (ii) a warrants to buy 1,800,000 shares of our common stock.

          Each of the convertible notes accrues interest at a rate per annum equal to the greater of

          - the prime rate published in The Wall Street Journal plus 3%; or

          - 7%.

          subject to possible downward adjustment if:

          - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and

          - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such convertible notes exceeds the then applicable fixed conversion price by 25 basis points (0.25), in which event the interest rate for the succeeding calendar month shall automatically be reduced by 25%. Each of the Notes has a maturity date of March 30, 2007.

          In July 2004, we issued 135,000 shares of common stock to two consultants in connection with consulting agreements. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

          * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Ventures-National or executive officers of Ventures-National, and transfer was restricted by Ventures-National in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

          Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Ventures-National Incorporated, a Utah corporation.

Exhibit No.	Description
3.1
3.2
4.1
4.2
4.3
4.4

4.5

4.6

4.7

4.8

4.9

4.10
4.11

4.12

5.1
10.1
10.2
10.3
10.4
10.5

10.6

10.7

10.8

10.9
10.10

10.11

10.12

10.13

10.14

10.15

10.16

10.17

10.18

10.19

10.20

10.21

10.22

10.23
10.24
10.25
10.26
10.27
21.1
23.1
23.2
Certificate of Incorporation of Ventures-National Incorporated, as amended. (1)
By-Laws of Ventures-National Incorporated, as amended. (1)
Common Stock Purchase Warrant with Laurus Master Fund, Ltd., dated March 30, 2004
Convertible Note with Laurus Master Fund, dated March 30, 2004
Securities Purchase Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
Parent Security Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
Subsidiary Security Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
Registration Rights Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
Guaranty Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
Escrow Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
Amended and Restated Common Stock Purchase Warrant with Laurus Master Fund, Ltd., dated June 29, 2004
Amended and Restated Convertible Note with Laurus Master Fund, dated June 29, 2004.
Amendment No. 1 to Registration Rights Agreement, dated as of June 29, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
Escrow Agreement, dated as of June 29, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd
Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)
2002 Stock Option Plan. (2)
2002 Stock Option Plan for Non-Employee Directors as amended. (2)
Lease dated 6th of August 2002 by and between SVPC Partners, LLC and Titan PCB West, Inc. (5)
Secured Party's Bill of Sale dated February 27, 2003. (3)
Stock Purchase Agreement, dated as of March 5, 2003, among Howard Doane, Titan PCB East, Inc. and Ventures-National Incorporated. (4)
Acknowledgment of Assignment dated March 5, 2003 among the Registrant, Titan PCB East, Inc. and Coesen Inc. (4)
Stockholders Agreement dated March 5, 2003 among Coesen Inc., Howard Doane, Joseph Thoman and Alfred Covino. (4)
Sublease dated July 26, 2002 among Tyco Printed Circuit Group LP, Titan PCB West, Inc. and SVPC Partners, LLC and Phoenix Business Trust. (5)
Convertible Term Note dated November 20, 2003 issued to Laurus Master Fund Master Fund, Ltd. (6)
Common Stock Purchase Warrant of Ventures-National Incorporated dated November 20, 2003 issued to Laurus Master Fund, Ltd. (6)
Registration Rights Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (6)
Securities Purchase Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (6)
Security Letter Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund. (6)
Subsidiary Security Agreement dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (6)
Subsidiary Guaranty dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (6)
Stock Pledge Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (6)
Registration Rights Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (6)
Common Stock Purchase Warrant dated November 20, 2003 issued by Ventures-National Incorporated and Laurus Master Fund, Ltd. (6)
 Secured Convertible Minimum Borrowing Note dated November 20, 2003 issued by Ventures-National Incorporated to Laurus Master Fund, Ltd. (6)
 Secured Revolving Note dated November 20, 2003 issued by Ventures-National Incorporated in favor of Laurus Master Fund, Ltd. (6)
 Security Agreement dated as of November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (6)
 Amendment No. 1 to Convertible Term Note of Ventures-National Incorporated dba Titan General Holdings, Inc., dated January 8, 2004, between us and Laurus Master Fund, Ltd. (7)
 Waiver letter, dated January 8, 2004, from Laurus Master Fund, Ltd. to us. (7)
 Amendment No. 1 to Robert Ciri Separation Agreement (8)
 Amendment No. 2 to Andrew Glashow Separation Agreement (8)
 Form of 10% Convertible Notes issued (8)
 Lease between HD Realty Trust and Titan PCB East, Inc. dated March 1, 2004 (8)
 Subsidiaries of the Company (filed herewith).
 Consent of Stonefield Josephson, Inc. (filed herewith).
Consent of legal counsel  (see Exhibit 5.1).

 -------------------

(1) Previously filed and incorporated herein by reference to our Annual Report on Form 10-KSB, dated September 29, 2000. (Filing number: 002-98075-D)

(2) Previously filed and incorporated herein by reference to the SB-2 pre-effective amendment number 1 filed March 20, 2003. (Filing number: 333-102697)

(3) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated February 27, 2003 filed March 3, 2003. (Filing number: 000-32847)

(4) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, filed March 11, 2003. (Filing number: 000-32847)

(5) Previously filed and incorporated herein by reference to the SB-2 registration statement effective April 10, 2003. (Filing number: 000-32847)

(6) Previously filed and incorporated herein by reference to our 10-KSB Annual Report filed December 10, 2003 (FIR No. 000-32547)

(7) Previously filed and incorporated herein by reference to our SB-2/A filed February 11, 2004 (Filing number: 333-112362)

(8) Previously filed and incorporated herein by reference to our 10-QSB Quarterly Report filed July 7, 20043 (FIR No. 000-32847)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Fremont, State of California, on August 6, 2004.

VENTURES-NATIONAL INCORPORATED

By: /s/ Kenneth L. Shirley
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Kenneth L. Shirley, Chief Executive Officer

By: /s/ Daniel Guimond
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Daniel Guimond, Chief Financial Officer
and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE
/s/ Kenneth L. Shirley Kenneth L. Shirley /s/ David Marks David Marks /s/ J. Frank Martin J. Frank Martin	Chief Executive Officer, President and Director Director Director	August 6, 2004 August 6, 2004 August 6, 2004